UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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MANNKIND CORPORATION

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MANNKIND CORPORATION

25134 Rye Canyon Loop, Suite 300

Valencia, CA 91355

(661) 775-5300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, May 19, 2016

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MannKind Corporation, a Delaware corporation (“MannKind”). The meeting will be held on Thursday, May 19, 2016 at 10:00 a.m. U.S. Eastern time at the office of MannKind at 40 Taylor Street, Danbury, Connecticut 06810 for the following purposes:

1. To elect the seven nominees named herein as directors to serve for the ensuing year and until their successors are elected;

2. To approve an amendment to MannKind’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 550,000,000 to 700,000,000 shares;

3. To approve an amendment to MannKind’s 2013 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the 2013 Equity Incentive Plan by 15,000,000 shares;

4. To approve, on an advisory basis, the compensation of the named executive officers of MannKind, as disclosed in MannKind’s proxy statement for the Annual Meeting;

5. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of MannKind for its fiscal year ending December 31, 2016; and

6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the Annual Meeting is March 21, 2016. Only stockholders of record on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of MannKind Corporation to be Held on May 19, 2016 at 10:00 a.m. U.S. Eastern time at the office of MannKind Corporation located at 40 Taylor Street, Danbury, Connecticut 06810.

The proxy statement and annual report to stockholders are available at www.mannkindcorp.com.

By Order of the Board of Directors

David Thomson

Corporate Vice President, General Counsel and Secretary

Valencia, California

April    , 2016

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote by proxy pursuant to the instructions set forth herein as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

All visitors to the MannKind Danbury site will be required to present a government-issued photo identification due to new regulations. Thank you, in advance, for your cooperation.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

MANNKIND CORPORATION

25134 Rye Canyon Loop, Suite 300

Valencia, California 91355

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 19, 2016

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive these proxy materials?

We have sent you these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of MannKind Corporation (sometimes referred to as, “we,” “us,” the “Company” or “MannKind”) is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”), including any adjournments or postponements of the Annual Meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

These proxy materials were first mailed to our stockholders of record entitled to vote at the Annual Meeting on or about April [20], 2016.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 21, 2016 will be entitled to vote at the Annual Meeting. On this record date, there were 428,856,175 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 21, 2016 your shares were registered directly in your name with MannKind’s transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy pursuant to the instructions set forth below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 21, 2016 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

Management is presenting five proposals for stockholder vote.

Proposal 1. Election of Seven Directors

The first proposal to be voted on is the election of the seven nominees named herein as directors for a one-year term. The Board has nominated these seven people as directors. You may find information about these nominees, as well as information about MannKind’s Board of Directors and its committees, director compensation and other related matters beginning on page [    ].

You may vote “For” all the nominees, “Withhold” your votes as to all nominees or “Withhold” your votes as to specific nominees.

The Board of Directors unanimously recommends a vote FOR all the director nominees named herein.

Proposal 2. Amendment of MannKind’s Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock.

The second proposal to be voted on is to approve an amendment to MannKind’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 550,000,000 to 700,000,000 shares. You may find information about this proposal beginning on page [    ].

You may vote “For” the proposal, vote “Against” the proposal or “Abstain” from voting on the proposal.

The Board of Directors unanimously recommends a vote FOR Proposal 2.

Proposal 3. Amendment of MannKind’s 2013 Equity Incentive Plan to Increase the Number of Shares of Common Stock Authorized for Issuance under the 2013 Equity Incentive Plan.

The third proposal to be voted on is to approve an amendment to MannKind’s 2013 Equity Incentive Plan (the “2013 Plan”) to increase the number of shares of our common stock authorized for issuance under the 2013 Plan by 15,000,000 shares. You may find information about this proposal beginning on page [    ].

You may vote “For” the proposal, vote “Against” the proposal or “Abstain” from voting on the proposal.

The Board of Directors unanimously recommends a vote FOR Proposal 3.

Proposal 4. Advisory Vote on Executive Compensation

The fourth proposal to be voted on is an advisory vote by the stockholders of MannKind regarding the compensation of the Company’s named executive officers as described in this proxy statement, including the disclosures under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. The Company is seeking the stockholders’ approval, on an advisory basis, of the compensation of the named executive officers. You may find information about this proposal beginning on page [    ].

You may vote “For” or “Against” the proposal or “Abstain” from voting on the proposal.

The Board of Directors unanimously recommends a vote FOR Proposal 4.

Proposal 5. Ratification of Selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016

The fifth proposal to be voted on is to ratify the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. It is expected that representatives of Deloitte & Touche LLP will attend the Annual Meeting and be available to make a statement or respond to appropriate questions. You may find information about this proposal beginning on page [    ].

You may vote “For” or “Against” the proposal or “Abstain” from voting on the proposal.

The Board of Directors unanimously recommends a vote FOR Proposal 5.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Your signed proxy card must be received by 5:00 PM U.S. Eastern time on May 18, 2016 to be counted.

•

To vote over the telephone, dial toll-free (866) 437-3716 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 5:00 PM U.S. Eastern time on May 18, 2016 to be counted.

•

To vote through the internet, go to http://www.proxypush.com/mnkd to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 5:00 PM U.S. Eastern time on May 18, 2016 to be counted.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from MannKind. Simply complete and mail the voting instruction form to ensure that your vote is counted.

Alternatively, you may be able to vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 21, 2016.

What if I return a proxy card or otherwise vote by proxy but do not make specific choices?

If you voted by proxy without marking any voting selections, your shares will be voted “For” the election of each of the seven nominees for director listed in Proposal 1, “For” the amendment of our restated certificate of incorporation as provided in Proposal 2, “For” the amendment of the 2013 Plan as provided in Proposal 3, “For” the advisory approval of the executive compensation of the Company’s named executive officers as provided in Proposal 4 and “For” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 as provided in Proposal 5. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions with respect to each proxy card in the proxy materials to ensure that all of your shares are voted. Similarly, if you are a stockholder of record and you receive more than one set of proxy materials, your shares are registered in more than one name. If you intend to vote by proxy using the proxy cards you receive, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

•	You may send a written notice that you are revoking your proxy to MannKind’s Corporate Secretary at 25134 Rye Canyon Loop, Suite 300, Valencia, CA 91355.

•	You may grant another proxy by telephone or through the internet.

•	You may submit another properly completed proxy card with a later date.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy, whether submitted by proxy card, telephone or internet, is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, with respect to the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and with respect to other proposals, “For” and “Against” votes, abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal, except with respect to the election of directors, and will have the same effect as “Against” votes. Broker non-votes will have no effect.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name (shares are held by your broker as your nominee), the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If you do not give instructions to your broker, your broker can vote your shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals, election of directors (even if not contested) and executive compensation, including the stockholder advisory votes on executive compensation. Proposals 1, 2, 3 and 4 regarding the election of directors, the amendment of our Amended and Restated Certificate of Incorporation, the amendment of the 2013 Plan and the advisory vote regarding executive compensation are non-routine matters. Proposal 5 to ratify Deloitte & Touche LLP as our independent registered public accounting firm is a routine matter.

How many votes are needed to approve each proposal?

For the election of directors, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withhold” will affect the outcome. Only the seven nominees named herein have been properly nominated for election as directors.

To be approved, Proposal 2, regarding the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, must receive a “For” vote from a majority of the shares outstanding and entitled to vote on the record date. Abstentions and broker non-votes will have the same effect as “Against” votes.

Proposal 3, regarding, the amendment of the 2013 Plan, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy in order to be approved. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

Proposals 4 and 5 regarding, respectively, approval on an advisory basis of the compensation of the Company’s named executive officers and ratification of the Audit Committee’s selection of the independent registered public accounting firm must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy in order to be approved. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. On the record date, there were 428,856,175 shares outstanding and entitled to vote. Thus, 214,428,088 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file no later than four business days following the date of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K on or before such date, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in MannKind’s proxy material for next year’s annual meeting, your proposal must be submitted in writing by December [21], 2016 to Attn: Corporate Secretary, MannKind Corporation, 25134 Rye Canyon Loop, Suite 300, Valencia, CA 91355. If you wish to submit a proposal that is not to be included in MannKind’s proxy materials or nominate a director, you must do so not later than February 18, 2017 and not earlier than January 19, 2017. You are also advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

MannKind’s Board of Directors consists of seven directors. There are seven nominees for director this year, all of whom were nominated by our Board of Directors. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected, or until the director’s earlier death, resignation or removal. All nominees listed below are currently our directors and were previously elected by our stockholders at the 2015 Annual Meeting of Stockholders, other than Mr. Pfeffer who was appointed to our Board of Directors in January 2016 in connection with his appointment as our Chief Executive Officer. It is our policy that directors are invited and expected to attend annual meetings. All directors attended the 2015 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares may be voted for the election of a substitute nominee proposed by our Nominating and Corporate Governance Committee. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

NOMINEES

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led our Board of Directors to conclude that each nominee should serve as a member of the Board.

Name	Age	Position Held With the Company
Kent Kresa(1)(2)	78	Chairman of the Board of Directors
Matthew J. Pfeffer	58	Chief Executive Officer, Chief Financial Officer and Director
Ronald J. Consiglio(2)(3)	72	Director
Michael A. Friedman, M.D.(1)(2)	72	Director
David H. MacCallum(3)	78	Director
Henry L. Nordhoff(3)	74	Director
James S. Shannon, M.D., MRCP (UK)(1)	59	Director

(1)	Member of the Compensation Committee.
(2)	Member of the Nominating and Corporate Governance Committee.
(3)	Member of the Audit Committee.

Kent Kresa has been a member of our Board of Directors since June 2004 and has served as Chairman of the Board since February 2016. From November 2011 until his appointment as our Chairman, Mr. Kresa served on our Board of Directors as our lead independent director. Mr. Kresa is Chairman Emeritus of Northrop Grumman Corporation, a defense company and from September 1990 until October 2003, he was also its Chairman. He also served as Chief Executive Officer of Northrop Grumman Corporation from January 1990 until March 2003 and as its President from 1987 until September 2001. From 2003 to August 2010, Mr. Kresa served as a director of General Motors Company (or its predecessor). From December 2005 to April 2010, Mr. Kresa served as a director of Avery Dennison Corporation. Mr. Kresa has been a member of the Caltech Board of Trustees since 1994. Mr. Kresa has served on the board of Fluor Corporation since 2003, and he also serves on the boards of several non-profit organizations and universities. As a graduate of Massachusetts Institute of Technology, he received a B.S. in 1959, an M.S. in 1961, and an E.A.A. in 1966, all in aeronautics and astronautics. The Board believes that Mr. Kresa’s business experience, including his experience as a director and executive officer of Northrop Grumman, and his service on other public company boards, combined with his business acumen and judgment provide our Board with valuable operational expertise and leadership and qualifies him to serve on our Board of Directors.

Matthew J. Pfeffer has served as our Chief Executive Officer and as one of our directors since January 2016, and as our Chief Financial Officer since April 2008. Previously, Mr. Pfeffer served as Chief Financial Officer and Senior Vice President of Finance and Administration of VaxGen, Inc. from March 2006 until April 2008, with responsibility for finance, tax, treasury, human resources, IT, purchasing and facilities functions. Prior to VaxGen, Mr. Pfeffer served as Chief Financial Officer of Cell Genesys, Inc. During his nine year tenure at Cell Genesys, Mr. Pfeffer served as Director of Finance before being named Chief Financial Officer in 1998. Prior to that, Mr. Pfeffer served in a variety of financial management positions at other companies, including roles as Corporate Controller, Manager of Internal Audit and Manager of Financial Reporting. Mr. Pfeffer began his career at Price Waterhouse. Mr. Pfeffer graduated from the University of California, Berkeley and is a Certified Public Accountant. The Board believes that Mr. Pfeffer’s knowledge and understanding of accounting and finance and his extensive experience with our company, combined with his business acumen and judgment, provide our Board with valuable accounting, financial and operational expertise and leadership and qualifies him to serve on our Board of Directors.

Ronald J. Consiglio has been one of our directors since October 2003. Since 1999, Mr. Consiglio has been the managing director of Synergy Trading, a securities-trading partnership. From 1999 to 2001, Mr. Consiglio was Executive Vice President and Chief Financial Officer of Trading Edge, Inc., a national automated bond-trading firm. From January 1993 to 1998 Mr. Consiglio served as Chief Executive Officer of Angeles Mortgage Investment Trust, a publicly traded Real Estate Investment Trust. His prior experience includes serving as Senior Vice President and Chief Financial Officer of Cantor Fitzgerald & Co. and as a member of its board of directors. Mr. Consiglio has served as a member of the board of trustees for the Metropolitan West Funds since 2003. Mr. Consiglio is a certified public accountant and holds a bachelor’s degree in accounting from California State University at Northridge. The Board believes that Mr. Consiglio’s knowledge and understanding of accounting and finance, his experience as a board member and executive officer at financial services firms, combined with his business acumen and judgment provide our Board with valuable accounting, financial and operational expertise and leadership and qualifies him to serve on our Board of Directors.

Michael A. Friedman, M.D. has been one of our directors since December 2003. In 2014, Dr. Friedman completed a decade of service as the President and Chief Executive Officer of the City of Hope National Medical Center. Previously, from September 2001 until April 2003, Dr. Friedman held the position of Senior Vice President of Research and Development, Medical and Public Policy, for Pharmacia Corporation and, from July 1999 until September 2001, was a senior vice president of Searle, a subsidiary of Monsanto Company. From 1995 until June 1999, Dr. Friedman served as Deputy Commissioner for Operations for the Food and Drug Administration, and was Acting Commissioner and Lead Deputy Commissioner from 1997 to 1998. He joined the board of Celgene Corporation in February 2011 and the board of Smith & Nephew plc in April 2013. Dr. Friedman received a bachelor of arts degree, magna cum laude, from Tulane University, New Orleans, Louisiana, and a doctorate in medicine from the University of Texas, Southwestern Medical School. The Board believes Dr. Friedman’s business experience, including his experience as an executive officer at biopharmaceutical companies and a leading clinical and research center specializing in cancer and diabetes, and his service at the Food and Drug Administration, combined with his business acumen and judgment provide our Board with valuable scientific and operational expertise and leadership and qualifies him to serve on our Board of Directors.

David H. MacCallum has been one of our directors since June 2004. Since 2002, Mr. MacCallum has served as the Managing Partner of Outer Islands Capital, a hedge fund specializing in health care investments. From June 1999 until November 2001, he was Global Head of Health Care investment banking for Salomon Smith Barney, part of Citigroup, a financial institution. Prior to joining Salomon Smith Barney, he was Executive Vice President and Head of the Health Care group at ING Barings Furman Selz LLC, an investment banking firm and subsidiary of ING Group, a Dutch financial institution, from April 1998 to June 1999. Prior to that, Mr. MacCallum formed the Life Sciences group at UBS Securities, an investment banking firm, where he was Managing Director and Global Head of Life Sciences from May 1994 to April 1998. Before joining UBS Securities, he built the health care practice at Hambrecht & Quist, an investment banking firm, where he was Head of Health Care and Co-Head of Investment Banking. From 2005 to October 2010, Mr. MacCallum served as a director of Zymogenetics, Inc. From 2002 to 2008, he served as a director of Vital Signs, Inc. Mr. MacCallum received an A.B. degree from Brown University and an M.B.A. degree from New York University. He is a Chartered Financial Analyst. The Board believes that Mr. MacCallum’s knowledge and understanding of accounting and finance, his business experience in the investment banking industry, combined with his business acumen and judgment provide our Board with valuable accounting, financial and operational expertise and leadership and qualifies him to serve on our Board of Directors.

Henry L. Nordhoff has been one of our directors since March 2005. He has served as a director of BioTime, Inc. since June 2013 and as a director of Asterias Biotherapeutics, Inc. since October 2013. Mr. Nordhoff retired as Chairman of the Board of Gen-Probe Incorporated, a clinical diagnostic and blood screening company, at the end of 2011, after serving as its Chairman since September 2002. He also served as Chief Executive Officer and President of Gen-Probe from July 1994 until May 2009. Prior to joining Gen-Probe, he was President and Chief Executive Officer of TargeTech, Inc., a gene therapy company that was merged into Immune Response Corporation. Prior to that, Mr. Nordhoff was at Pfizer, Inc. in senior positions in Brussels, Seoul, Tokyo and New York. He received a B.A. in international relations and political economy from Johns Hopkins University and an M.B.A. from Columbia University. The Board believes that Mr. Nordhoff’s business experience, including his experience as a director and executive officer at pharmaceutical and biotech companies, combined with his business acumen and judgment provide our Board with valuable operational expertise and leadership and qualifies him to serve on our Board of Directors.

James S. Shannon, M.D., MRCP (UK) rejoined our board in May 2015 after previously serving as a director from February 2010 until April 2012. From May 2012 until his retirement in April 2015, Dr. Shannon was the Chief Medical Officer of GlaxoSmithKline. He formerly held the position of Global Head of Pharma Development at Novartis AG, based in Basel, Switzerland from 2005 until 2008. After joining Sandoz in 1994 as Head of Drug Regulatory Affairs, Dr. Shannon led of the Integration Office for R&D overseeing the creation of the Novartis R&D groups from those of Ciba-Geigy Ltd and Sandoz. Following the merger he was appointed Head of the Cardiovascular Strategic Team and subsequently became Global Head of Project Management before being appointed Global Head of Clinical Development and Medical Affairs in 1999, a position that he held until 2005 when he was appointed to Head Pharma Development. Between 2008 and joining GSK, Dr. Shannon served on the boards of a number of companies, including Biotie, Circassia, Crucell, Endocyte and MannKind. He also sat on the board of Cerimon Pharmaceuticals where he held the position of interim Chief Executive Officer and President from January 2009 until April 2010. He first entered the pharmaceutical industry in 1987 joining Sterling Winthrop Inc., working initially in Europe and subsequently in the USA, where he held positions of increasing responsibility in the management of research and development ultimately serving as Senior Vice-President, Clinical Development. Dr. Shannon is trained in Medicine and Cardiology. He received his undergraduate and postgraduate degrees at Queen’s University of Belfast and is a Member of the Royal College of Physicians (UK). The Board believes that Dr. Shannon’s business experience and his extensive experience in drug development, combined with his business acumen and judgment provide our Board with valuable scientific and operational expertise and leadership and qualifies him to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES NAMED ABOVE

CORPORATE GOVERNANCE PRINCIPLES AND BOARD AND COMMITTEE MATTERS

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director or any of his family members and the Company, its senior management and its independent auditors, the Board of Directors affirmatively has determined that all of the Company’s directors other than Mr. Pfeffer is independent within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of the directors has a material or other disqualifying relationship with the Company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

We are committed to maintaining the highest standards of business conduct and ethics. Our Board of Directors has adopted a Code of Business Conduct and Ethics and adheres to corporate governance guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The charters for various Board committees set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. Our Board of Directors adopted these measures to, among other things, reflect changes to the Nasdaq listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002, as amended. Our Code of Business Conduct and Ethics, as well as the charters for each committee of the Board, may be viewed on our website at www.mannkindcorp.com.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors is currently chaired by Mr. Kresa. As a general policy, our Board of Directors believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board of Directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board of Directors as a whole. As such, Mr. Pfeffer serves as our Chief Executive Officer while Mr. Kresa serves as our Chairman of the Board of Directors but is not an officer. We expect and intend the positions of Chairman of the Board of Directors and Chief Executive Officer to continue to be held by separate individuals in the future. If in the future we conclude there is a compelling reason for the positions of Chairman of the Board and Chief Executive Officer to be occupied by the same individual, we would except to appoint one of our other directors to the position of lead independent director to help reinforce the independence of the Board from management.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of our Board of Directors is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Compensation Committee reviews and approves individual and corporate performance goals, advises the Board regarding the adoption, modification, or termination of compensation plans and policies and assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. All three committees operate under written charters adopted by our Board, all of which are available on our website at www.mannkindcorp.com.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company. Below is a description of each committee.

Audit Committee

Our Audit Committee consists of Mr. Consiglio (chair), Mr. MacCallum and Mr. Nordhoff, each of whom is an independent member of our Board of Directors (as determined by our Board based on its annual review of the independence requirement of Audit Committee members provided in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The functions of this committee include, among others:

•	evaluating the independent registered public accounting firm’s qualifications, independence and performance;

•	determining the engagement of the independent registered public accounting firm;

•	approving the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitoring the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•	reviewing our financial statements;

•	reviewing our critical accounting policies and estimates;

•	discussing with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements; and

•	reviewing and evaluating, at least annually, the performance of the Audit Committee and its members, including compliance of the Audit Committee with its charter.

The Board of Directors has determined that Mr. Consiglio qualifies as an “audit committee financial expert,” as that term is defined in applicable SEC rules. In making such determinations, the Board of Directors made a qualitative assessment of Mr. Consiglio’s level of knowledge and experience based on a number of factors, including his formal education and experience. Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to this committee. Our Audit Committee charter can be found on our corporate website at www.mannkindcorp.com. The Audit Committee met four times during 2015. The report of the Audit Committee is included herein on page [    ].

Compensation Committee

Our Compensation Committee consists of Mr. Kresa (chair), Dr. Friedman and Dr. Shannon, each of whom is an independent member of our Board of Directors (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The functions of this committee include, among others:

•

reviewing and recommending policy relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other senior officers, evaluating the performance of these officers in light of those goals and objectives, and recommending compensation of these officers based on such evaluations;

•	administering our benefit plans and the issuance of stock options and other awards under our stock plans;

•

recommending the type and amount of compensation to be paid or awarded to members of our Board of Directors, including consulting, retainer, meeting, committee and committee chair fees and stock option grants or awards;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers; and

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The Compensation Committee met four times during 2015.

The processes and procedures of the Compensation Committee with respect to executive compensation are described in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement. Our Compensation Committee charter can be found on our corporate website at www.mannkindcorp.com. The report of the Compensation Committee is included herein on page [    ].

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Dr. Friedman (chair), Mr. Consiglio and Mr. Kresa, each of whom is an independent member of our Board of Directors (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The functions of this committee include, among others:

•	planning for succession with respect to the position of Chief Executive Officer and other senior officers;

•	reviewing and recommending nominees for election as directors;

•	assessing the performance of the Board of Directors and monitoring committee evaluations;

•	suggesting, as appropriate, ad-hoc committees of the Board of Directors;

•	developing guidelines for board composition; and

•

reviewing and evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee and its members, including compliance of the Nominating and Corporate Governance Committee with its charter.

Our Nominating and Corporate Governance Committee charter can be found on our corporate website at www.mannkindcorp.com. The Nominating and Corporate Governance Committee met once during 2015.

CONSIDERATION OF DIRECTOR NOMINEES

Director Qualifications

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the discretion to modify these qualifications from time to time.

Evaluating Nominees for Director

The Nominating and Corporate Governance Committee review candidates for director nominees in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of the Company’s stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers age, skills, and such other factors as it deems appropriate given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee would be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board of Directors and the Nominating and Corporate Governance Committee believe that it is important that directors represent diverse viewpoints.

The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether a candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors must do so by delivering at least 120 days prior to the anniversary date of the mailing of MannKind’s proxy statement for its last annual meeting of stockholders a written recommendation to the Nominating and Corporate Governance Committee, c/o MannKind Corporation, 25134 Rye Canyon Loop, Suite 300, Valencia, California 91355, Attn: Corporate Secretary. Each submission must set forth:

•	the name and address of the MannKind stockholder on whose behalf the submission is made;

•	the number of MannKind shares that are owned beneficially by such stockholder as of the date of the submission;

•	the full name of the proposed candidate;

•	a description of the proposed candidate’s business experience for at least the previous five years;

•	complete biographical information for the proposed candidate; and

•	a description of the proposed candidate’s qualifications as a director.

Each submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected. To date, the Nominating and Corporate Governance Committee has not received a timely nomination of a candidate for election as a director at any annual meeting from a stockholder or group of stockholders holding more than 5% of our voting stock.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met four times during the last fiscal year. Each director attended 75% or more of the aggregate number of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member.

EXECUTIVE SESSIONS

As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board of Directors has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board or an individual director may send a written communication to the Board or such director c/o MannKind Corporation, 25134 Rye Canyon Loop, Suite 300, Valencia, California 91355, Attn: Corporate Secretary. Communications also may be sent by e-mail to the following address: board@mannkindcorp.com. Each communication must set forth the name and address of the MannKind stockholder on whose behalf the communication is sent. Each communication will be screened by MannKind’s Corporate Secretary to determine whether it is appropriate for presentation to the Board of Directors or such director. Examples of inappropriate communications include junk mail, mass mailings, product complaints, product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. Communications determined by the Corporate Secretary to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board of Directors or such director on a periodic basis.

The screening procedures have been approved by a majority of the independent directors of the Board. All communications directed to the Audit Committee in accordance with the Company’s Code of Business Conduct and Ethics that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics Policy that applies to our directors and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller), and have posted the text of the policy on our website (www.mannkindcorp.com) in connection with “Investors” materials. In addition, we intend to promptly disclose on our website (i) the nature of any amendment to the policy that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2015, Messrs. Kresa and Nordhoff and Drs. Friedman and Shannon served on our Compensation Committee. Dr. Shannon was appointed to our Compensation Committee concurrently with his appointment to our Board of Directors in May 2015. Concurrently with Dr. Shannon’s appointment, Mr. Nordhoff resigned from the Compensation Committee. None of Messrs. Kresa or Nordhoff or Drs. Friedman or Shannon has ever been one of our officers or employees. During 2015, none of our executive officers served as a member of the Board of Directors or Compensation Committee of any other entity that had one or more executive officers who served on our Board of Directors or Compensation Committee.

PROPOSAL 2

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

MannKind’s Board of Directors is requesting stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 550,000,000 shares to 700,000,000 shares. The form of amended and restated certificate of incorporation is attached to this proxy statement as Appendix A.

The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

In addition to the 429,138,685 shares of common stock outstanding on March 31, 2016, the Board has reserved 44,898,849 shares of common stock for issuance under our equity incentive plans. Of this number, 24,102,471 shares are reserved for issuance upon exercise of stock options that are currently outstanding, 3,946,007 shares are reserved for issuance upon vesting of outstanding restricted stock units and 8,193,554 shares are reserved for future issuances and grants made under our equity incentive plans and 2,752,703 reserved for future issuances under the employee stock purchase plan. In addition, the Board has reserved 5,744,811 shares of common stock which may be issued upon the conversion of our outstanding 5.75% senior convertible notes due 2018 and reserved 159,303 shares that may be issued upon the exercise of restricted warrants issued to Sunrise Securities for services provided.

The Board of Directors currently has no other plans to issue the additional shares of common stock. The Board desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include: raising capital; providing equity incentives to employees, officers and directors; establishing strategic relationships with other companies; expanding the Company’s business or product lines through the acquisition of other businesses or products; and other purposes. In addition, as described below in Proposal 3, we are seeking approval for an additional 15,000,000 shares of common stock to be reserved for future grants and issuances pursuant to the 2013 Plan.

If our stockholders do not approve the proposal, the Company may not be able to access the capital markets, complete acquisition transactions, corporate collaborations or partnerships or attract, retain and motivate employees or pursue other business opportunities integral to its growth and success.

The additional shares of common stock that would become available for issuance if the proposal is adopted could also be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), stockholders should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve this amendment to the Company’s Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL 2

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE 2013 EQUITY INCENTIVE PLAN

Overview

On April 4, 2016, our Board of Directors amended the MannKind Corporation 2013 Equity Incentive Plan (the “2013 Plan”), subject to stockholder approval, to (i) increase the number of shares of common stock authorized for issuance under the 2013 Plan by 15,000,000 shares, (ii) increase the number of share that may be issued upon the exercise of incentive stock options from 45,000,000 shares to 60,000,000 shares, and (iii) for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (a) confirm the applicable award limits for purposes of compliance with Section 162(m) of the Code, (b) confirm existing performance criteria upon which performance goals may be based with respect to performance awards under the 2013 Plan, and (c) confirm existing permitted means of adjustment when calculating the attainment of performance goals for performance awards granted under the 2013 Plan. We refer to the 2013 Plan, as amended on April 4, 2016, as the “Amended 2013 Plan” throughout this proxy statement. References in this proposal to our Board of Directors include the Compensation Committee of the Board, where applicable.

A description of the material terms of the Amended 2013 Plan are summarized below. The key differences between the terms of the 2013 Plan and the Amended 2013 Plan are as follows:

•	The Amended 2013 Plan provides that an additional 15,000,000 shares may be issued pursuant to stock awards granted under the Amended 2013 Plan.

•	The Amended 2013 Plan increases the number of shares that may be issued pursuant to the exercise of incentive stock options from 45,000,0000 shares to 60,000,000 shares.

•

The Amended 2013 Plan eliminates the concept of “extraordinary items” in the existing performance criteria in accordance with current accounting principles, and replaces it with the concepts of items that are unusual in nature or that occur infrequently.

This Proposal 3 seeks an increase in the number of shares that may be issued under the Amended 2013 Plan beyond those previously reserved for issuance by 15,000,000 shares, and to increase the limit on shares that may be issued pursuant to the exercise of incentive stock options by the same amount. Approval of the Amended 2013 Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options and performance awards under the Amended 2013 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Section 162(m) of the Code denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation”, are not subject to this deduction limitation and we believe it is in the best interests of us and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested or exercisable). These terms must be approved by the stockholders and, accordingly, our stockholders are requested to approve the Amended 2013 Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance awards granted under the Amended 2013 Plan.

Equity Awards Are an Integral Component of Our Compensation Program

Equity awards have been historically and, we believe, will continue to be an integral component of our overall compensation program for our employees and directors. Approval of the Amended 2013 Plan will allow us to continue to grant stock options and other equity awards at levels we determine to be appropriate in order to attract new employees and directors, retain our existing employees and to provide incentives for such persons to exert maximum efforts for the Company’s success and ultimately increase stockholder value. The Amended 2013 Plan allows the Company to utilize a broad array of equity incentives with flexibility in designing such incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance stock awards.

As of December 31, 2015, 11,752,467 options and 276,784 restricted stock units were outstanding under our 2004 Equity Incentive Plan (the “2004 Plan”), 8,026,762 options and 1,527,836 restricted stock units were outstanding under the 2013 Plan and an additional 15,540,652 shares of common stock were available for issuance under the 2013 Plan.

Our Compensation Committee and Board carefully monitor our annual burn rate, total dilution and equity compensation expense in an effort to maximize stockholder value by granting only the appropriate number and type of equity awards necessary to attract, reward and retain key employees and directors. In addition, we use industry benchmarks to monitor and evaluate the reasonableness of the equity compensation we offer to our employees and prospective employees with the goal of attracting and retaining our most valuable human assets while staying within reasonable bounds of what the market requires in a competitive environment.

In considering the appropriate increase for the Amended 2013 Plan, the Compensation Committee reviewed estimates from management that projected stock awards to cover approximately 5,000,000 shares per year. As such, the increase of 15,000,000 shares was approved in order to provide a runway for future grants under the Amended 2013 Plan, which, absent a material company acquisition or similar event, is intended to last for three years, or through the 2019 annual meeting.

On the record date, there were 428,856,175 shares outstanding and entitled to vote, and the per-share closing price of our common stock as reported on NASDAQ was $2.11.

The following table provides certain additional information regarding our equity incentive plans, as of December 31, 2015:

As of December 31, 2015 (1)
Total number of shares of common stock subject to outstanding stock options	19,779,229
Weighted-average exercise price of outstanding stock options	$4.54
Weighted-average remaining term of outstanding stock options	6.34 years
Total number of shares of common stock subject to outstanding full value awards	1,804,620

(1)	Includes stock awards granted under the 2013 Plan, our 2004 Equity Incentive Plan, and our 2004 Non-Employee Directors’ Stock Option Plan.

Equity Plan Utilization

Since its approval by our stockholders in 2013, the 2013 Plan is the sole source of all equity compensation for both our executives and our non-executive employees, with the exception of our employee stock purchase plan. The additional shares added to the Amended 2013 Plan would provide for a pool of available shares under the 2013 Plan that the Board estimates would cover equity grants until May 2019, based on the anticipated grants.

Important Aspects of our Amended 2013 Plan Designed to Protect our Stockholders’ Interests

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Repricing is not allowed without stockholder approval. The Amended 2013 Plan prohibits the repricing of outstanding equity awards and the cancelation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2013 Plan without prior stockholder approval.

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Stockholder approval is required for additional shares. The Amended 2013 Plan does not contain an annual “evergreen” provision. The Amended 2013 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

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Fungible share reserve. The Amended 2013 Plan has a fungible share reserve, which increases the rate at which the share reserve is depleted for stock awards other than stock options and stock appreciation rights, in order to minimize stockholder dilution. The number of shares available for issuance under the Amended 2013 Plan will be reduced by one share for each share of common stock subject to a stock option or stock appreciation right and by 1.3 shares for each share of common stock subject to any other type of award issued pursuant to the Amended 2013 Plan, and such shares of common stock will return to the share reserve at the same rates.

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Reasonable share counting provisions. In general, when awards granted under the Amended 2013 Plan lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares of common stock tendered to us in payment of the exercise price of stock options or stock appreciation rights, or withheld by us to cover tax withholding obligations upon exercise of stock options or stock appreciation rights will not be returned to our share reserve.

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No liberal change in control provisions. The definition of change in control in our Amended 2013 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring.

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No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

General 2013 Plan Information

Our 2013 Plan was adopted by the Board of Directors on March 7, 2013 and approved by our stockholders on May 23, 2013. The 2013 Plan was the successor to and continuation of the 2004 Plan. All outstanding stock awards granted under the 2004 Plan continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the 2004 Plan; provided, however, that any shares subject to outstanding stock options granted under the 2004 Plan that expire or terminate for any reason prior to exercise become available for issuance pursuant to stock awards granted under the 2013 Plan. Following May 23, 2013, the effective date of the 2013 Plan, no additional stock awards have been granted under the 2004 Plan or under our 2004 Non-Employee Directors’ Stock Option Plan.

In this Proposal 3, stockholders are requested to approve the Amended 2013 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the adoption of the Amended 2013 Plan. Abstentions will be counted toward the tabulation of votes cast on Proposal 3 and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Description of the Amended 2013 Plan

The material features of the Amended 2013 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Amended 2013 Plan. Stockholders are urged to read the actual text of the Amended 2013 Plan in its entirety, which is appended as Appendix B to the copy of this Proxy Statement filed with the SEC, which may be accessed from the SEC’s website at www.sec.gov and which we made available online at http://www.proxydocs.com/MNKD.

Types of Awards

The terms of the Amended 2013 Plan provide for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

If this Proposal 3 is approved, the total number of shares of our common stock reserved for issuance under the Amended 2013 Plan will consist of:

•

the number of shares that are subject to stock awards outstanding under the 2013 Plan and under the 2004 Plan that, as of the effective date of the 2013 Plan, subsequently terminate prior to exercise or are reacquired, withheld or not issued to satisfy a tax withholding obligation in connection with an award other than a stock option or stock appreciation right;

•	15,540,652 shares, which is the current number of shares reserved for issuance under the 2013 Plan as of December 31, 2015; plus

•	15,000,000 shares being added under this Proposal 3.

We call this aggregate number the “Share Reserve”. The number of shares available for issuance under the Amended 2013 Plan will be reduced by (1) one share for each share of common stock issued pursuant to an option grant or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (2) 1.3 shares for each share of common stock issued pursuant to restricted stock awards, restricted stock unit awards, performance stock awards, or other stock awards granted under the Amended 2013 Plan.

To the extent there is a share of common stock issued pursuant to a stock award (whether granted under the 2013 Plan or the 2004 Plan), other than a stock option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying stock on the date of grant, and such share of common stock again becomes available for issuance under the Amended 2013 Plan, then the number of shares of common stock available for issuance under the Amended 2013 Plan will increase by 1.3 shares.

Any shares subject to a stock award that are not delivered to a participant because the stock award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”) will not again become available for issuance under the Amended 2013 Plan. Additionally, any shares reacquired by us pursuant to our withholding obligations in connection with a stock option or stock appreciation right or as consideration for the exercise of a stock option or stock appreciation right will not again become available for issuance under the Amended 2013 Plan. However, any shares reacquired by us pursuant to our withholding obligations in connection with a restricted stock award, restricted stock unit award, performance stock award or other stock award will become available for issuance under the Amended 2013 Plan.

In addition, if a stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued in full or is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of common stock that may be available for issuance under the Amended 2013 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to, or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Amended 2013 Plan.

Eligibility

All of our employees, non-employee directors and consultants are eligible to participate in the Amended 2013 Plan and may receive all types of awards; provided that incentive stock options may be granted under the Amended 2013 Plan only to our employees (including officers) and employees of our affiliates. As of March 31, 2016, we have 185 employees and six non-employee directors.

Grant Limits

Under the Amended 2013 Plan, a maximum of 5,000,000 shares of our common stock may be granted to any one participant during any one calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. The maximum amount covered by performance awards that may be granted to any one participant in any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 3,000,000 shares of our common stock in the case of performance stock awards and $3,000,000 in the case of performance cash awards. Such limits are designed allow us to grant awards that are exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.

In addition, a maximum of 150,000 shares of our common stock may be granted to any one non-employee director during any one calendar year pursuant to stock awards.

Administration

The Amended 2013 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the Amended 2013 Plan to a committee. Our Board of Directors has delegated concurrent authority to administer the Amended 2013 Plan to the Compensation Committee, but may, at any time, revert in itself some or all of the power previously delegated to the Compensation Committee. Each of the Board of Directors and the Compensation Committee are considered to be the “Plan Administrator” for purposes of this Proposal. Subject to the terms of the Amended 2013 Plan, the Plan Administrator may determine the recipients, numbers and types of awards to be granted, and terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the Amended 2013 Plan.

The Plan Administrator may also delegate to one or more of our officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards, provided that such delegation must specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer and such officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the Amended 2013 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise, purchase or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price greater than the current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

Stock Options

Stock options may be granted under the Amended 2013 Plan pursuant to stock option agreements. The Amended 2013 Plan permits the grant of stock options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Amended 2013 Plan may not exceed ten years and, in some cases (see “Limitations” below), may not exceed five years. Except as explicitly provided otherwise in an optionholder’s stock option agreement, stock options granted under the Amended 2013 Plan generally terminate three months after termination of the optionholder’s service unless (i) termination is due to the optionholder’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the optionholder dies before the optionholder’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the optionholder’s death) within 18 months following the optionholder’s death by the person or persons to whom the rights to such stock option have passed; (iii) termination is due to the optionholder’s retirement, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 24 months following termination; (iv) the optionholder is terminated for cause in which case the stock option will cease to be exercisable immediately upon the optionholder’s termination, or (v) the stock option by its terms specifically provides otherwise. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2013 Plan will be determined by the Plan Administrator and may include (i) cash, check, bank draft or money order made payable to us, (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (iii) common stock previously owned by the optionholder, (iv) a net exercise feature (for NSOs only), or (v) other legal consideration approved by the Plan Administrator.

Stock options granted under the Amended 2013 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2013 Plan may be subject to different vesting schedules as the Plan Administrator may determine. The Plan Administrator also has flexibility to provide for accelerated vesting of stock options in certain events.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order with the approval of the Plan Administrator or a duly authorized officer. Additionally, an optionholder may, with the approval of the Plan Administrator or a duly authorized officer, designate a beneficiary who may exercise the stock option following the optionholder’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs granted under the Amended 2013 Plan is 60,000,000 shares.

Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2013 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Amended 2013 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Plan Administrator. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2013 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator but will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination and restrictions on transfer as stock options under the Amended 2013 Plan.

Performance Awards

The Amended 2013 Plan allows us to grant cash and stock based performance awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee, except that the Board of Directors also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), the Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Amended 2013 Plan and described below. As soon as administratively practicable following the end of the performance period, the Compensation Committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the Amended 2013 Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board of Directors.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a performance goal, the Compensation Committee (and the Board of Directors, to the extent that an award is not intended to comply with Section 162(m) of the Code) may provide that performance will be appropriately adjusted as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles. In addition, the Board of Directors retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the Amended 2013 Plan. The Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator.

Clawback/Recovery

Stock awards granted under the Amended 2013 Plan will be subject to recoupment in accordance with any clawback policy we may be required to adopt pursuant to applicable law and listing requirements. In addition, the Board of Directors may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2013 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; (iv) the class(es) and maximum number of securities that may be awarded to any non-employee director; and (v) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Transactions

In the event of a transaction (as defined in the Amended 2013 Plan and described below), the Board of Directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by the Board of Directors at the time of grant:

•

arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);

•	arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the transaction, in exchange for such cash consideration, if any, as the Board of Directors may consider appropriate; and

•

make a payment, in such form as may be determined by the Board of Directors, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the transaction, over (B) any exercise price payable in connection with such exercise.

The Board of Directors is not obligated to treat all stock awards or portions of stock awards in the same manner. The Board of Directors may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the Amended 2013 Plan, a transaction will be deemed to occur in the event of a corporate transaction or a change in control. A corporate transaction generally means the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

A change of control generally means (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets; (iv) the complete dissolution or liquidation of the Company; or (v) when a majority of the board of directors becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the board members or their approved successors.

Change in Control

Under the Amended 2013 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the Amended 2013 Plan) as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.

Plan Amendments and Termination

Our Board of Directors will have the authority to amend or terminate the Amended 2013 Plan at any time. However, except as otherwise provided in the Amended 2013 Plan, no amendment or termination of the Amended 2013 Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the Amended 2013 Plan as required by applicable law and listing requirements. No ISOs may be granted under the Amended 2013 Plan after the tenth anniversary of the earlier of the date the Amended 2013 Plan was adopted by the Board of Directors or approved by our stockholders.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2013 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The Amended 2013 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the Amended 2013 Plan stock appreciation rights separate from any other award or in tandem with other awards under the Amended 2013 Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Interest of Certain Persons in the Amended 2013 Plan

Stockholders should understand that our directors, executive officers and other employees may be considered as having an interest in the approval of the Amended 2013 Plan because they may, in the future, receive awards under it. If approved, the annual grants made to our outside directors in connection with our annual meeting would be issued under the Amended 2013 Plan. This would include an option for 30,000 shares for each outside director. The Board believes that it is important to our growth and long-term success to be able to continue to offer these incentives.

New Plan Benefits

The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees under the Amended 2013 Plan. We do not presently have any current plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares under the Amended 2013 Plan except pursuant to our non-employee director compensation policy, as indicated below.

Name and Position	Total Dollar Value of Award ($)(1)	Number of Restricted Stock Units		Number of Shares Underlying Options
Ronald Consiglio, Director	150,000		(1)		(1)
Michael Friedman, Director	150,000		(1)		(1)
Kent Kresa, Director	150,000		(1)		(1)
David H. MacCallum, Director	150,000		(1)		(1)
Henry L. Nordhoff, Director	150,000		(1)		(1)
James S. Shannon, Director	150,000		(1)		(1)

(1)	Pursuant to the terms of our director compensation program, each of our non-employee directors automatically receives on the date of each of our annual stockholder meetings an equity award determined by dividing $150,000 by the 20-day trailing average closing price of the Company’s common stock reported on Nasdaq as of the trading day immediately preceding the date of the applicable annual meeting of stockholders (the “Total Award”). An amount equal to 1/3 of the Total Award rounded up to the nearest 100 shares is in the form of a restricted stock unit, and an amount equal 2/3 of the Total Award rounded up to the nearest 100 shares is in the form of a stock option at an exercise price equal to 100% of fair market value of the Company’s common stock on the date of grant; provided, however, that a maximum of 150,000 shares of our common stock may be granted to any one non-employee director during any one calendar year pursuant to stock awards.

Historical Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to awards that have been granted (even if not currently outstanding) under our 2013 Plan since the plan became effective through March 21, 2016. On our record date of March 21, 2016, the last reported sales price of our common stock on NASDAQ was $2.11 per share.

Name and position	Number of shares subject to awards
Alfred E. Mann Former Executive Chairman and Chief Executive Officer	1,326,600
Matthew J. Pfeffer Chief Executive Officer and Chief Financial Officer	2,750,067
Hakan S. Edstrom Former President, Chief Executive Officer and Director	1,752,300
Juergen A. Martens, Ph.D. Former Chief Operating Officer	1,028,700
David Thomson, Ph.D., J.D. Corporate Vice President, General Counsel and Secretary	1,239,400
Joseph Kocinsky Corporate Vice President, Chief Technology Officer	770,100
Diane Palumbo Corporate Vice President, Human Resources	712,100
All current executive officers as a group	9,579,267
All current directors who are not executive officers as a group	814,640
All employees, including all current officers who are not executive officers, as a group	11,155,550

Required Vote and Board of Directors Recommendation

Approval of Proposal 3 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote.

Our Board of Directors believes that approval of Proposal 3 is in our best interests and the best interests of our stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE APPROVAL OF THE AMENDED 2013 EQUITY INCENTIVE PLAN

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) enables the Company’s stockholders to vote to approve, on an advisory or non-binding basis, the compensation of the Company’s named executive officers as described in the “Compensation Discussion and Analysis” section of this proxy statement (commonly referred to as a “say on pay” proposal). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained on pages [    ] to [    ] of this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are appropriately designed to attract and retain the individuals needed to support the Company’s business strategy and to compete effectively with pharmaceutical and biotechnology companies while aligning with the long-term interests of the Company’s stockholders

Applying these philosophies, the Board of Directors has set specific compensation goals designed to help the Company achieve our short and long-term business and performance goals. Our executive compensation program emphasizes pay-for-performance. The compensation package for our executive officers includes both cash and equity incentive plans that align our executives’ compensation with our short-term and long-term performance goals and objectives.

The Board of Directors believes that the base salaries of our executive officers should be set at approximately the median base salary levels of executive officers in our competitive market. The annual cash incentive awards under our bonus plan are intended to compensate our executive officers for achieving our annual goals at the corporate level. The goals for the Company are established so that target attainment is not assured. The attainment of payment for performance at or above target levels requires significant effort on the part of our named executive officers. Our named executive officers’ target annual cash incentive awards are expressed as a percentage of base salary and reflects what we believe are market competitive levels.

Long-term equity incentives are intended to reward executives for growth in stockholder value. In 2015, our long-term equity incentive awards to our named executive officers reflected the grant guidelines we adopted in 2007, and are based on our determination of appropriate and competitive annual award values. The guidelines for executive officers seek to deliver approximately 75% of the award value in stock options and 25% of the award value in restricted stock units. We believe this mix of equity aligns with the interests of stockholders and encourages both stock price growth and retention.

We have limited perquisite benefits (e.g. automobile allowances) for our named executive officers and we currently do not provide any deferred compensation programs or supplemental pensions to any of our named executive officers.

We believe that our pay practices are reasonable and in the best interests of our Company and our stockholders. To that end, we do not use tax gross-ups, guaranteed bonuses, “single-trigger” benefits payable upon a change in control without a corresponding separation from service, or similar pay practices.

At the 2011 Annual Meeting of Stockholders, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking our stockholders to support the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosure.”

While this advisory vote on executive compensation is non-binding, the Board of Directors and the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, will review the voting results and consider the outcome of the vote when making future compensation decisions for named executive officers.

Unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes, the next scheduled say-on-pay vote will be at the 2017 Annual Meeting of Stockholders.

REQUIRED VOTE AND BOARD OF DIRECTORS RECOMMENDATION

Approval of Proposal 4 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote.

The Board of Directors recommends that you vote in favor of the compensation of the Company’s named executive officers as described in this proxy statement, including the disclosures under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL 4

PROPOSAL 5

RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, or Deloitte, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and has directed management to submit the selection of Deloitte for ratification by the stockholders at the Annual Meeting.

Deloitte has audited the Company’s financial statements since the fiscal year ended December 31, 2000. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our Amended and Restated Bylaws or otherwise. The Board of Directors is seeking such ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Deloitte as our independent registered public accounting firm, the Audit Committee of the Board of Directors will consider whether to retain that firm for the fiscal year ending December 31, 2016.

Approval of Proposal 5 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL 5

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2015 and 2014 by Deloitte and its subsidiaries, the Company’s principal accounting firm.

	Fiscal Year Ended December 31,
	2015	2014(3)
Audit Fees(1)	$1,533,552	$1,267,388
Tax Fees(2)	150,565	184,400

Total Fees	$1,684,117	$1,451,788

(1)	Represents the aggregate fees billed for professional services rendered for the audit and/or reviews of our financial statements and in connection with our statutory and regulatory filings or engagements. Also includes fees for services related to compliance under the Sarbanes-Oxley Act of 2002, as amended.
(2)	Represents fees for tax services rendered in the period indicated. The nature of those services included, without limitation:

•	the preparation and/or review of original income, franchise and other tax returns with respect to federal, state and local tax authorities;

•	tax consultation, in terms of the application of various provisions of the Code, and consultation regarding financing transactions, foreign entities and collaborations; and

•	tax advice and assistance related employee benefits plans and statutory, regulatory or administrative developments, and tax credits and refund opportunities.

(3)	Tax consultation services were reclassified from All Other Fees to Tax Fees to conform to current year presentation.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent principal accounting firm, Deloitte. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other services up to specified amounts. Pre-approval may also be given on an individual explicit case-by-case basis before the independent principal accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The delegation of pre-approval of services is limited to non-audit services, as set forth in the Audit Committee Charter.

The Audit Committee has determined that the rendering of the services other than audit services by Deloitte is compatible with maintaining Deloitte’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 21, 2016 by: (i) each person, entity or group known to the Company to be the beneficial owner of more than 5% of the Company’s common stock; (ii) each director and nominee for director; (iii) each of the executive officers named in the Summary Compensation Table (other than Mr. Mann), who we refer to as the named executive officers; and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 428,856,175 shares outstanding on March 21, 2016, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 20, 2016, which is 60 days after March 21, 2016. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Certain of the options in this table are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until the options are fully vested. Unless otherwise indicated, the address for each person or entity listed in the table is c/o MannKind Corporation, 25134 Rye Canyon Loop, Suite 300, Valencia, CA 91355.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Stockholders
The Mann Group LLC(1)	89,750,000	20.9%
12744 San Fernando Road
Sylmar, CA 91342
Alfred E. Mann Living Trust(2)	67,125,213	15.7%
12744 San Fernando Road
Sylmar, CA 91342

Named Executive Officers and Directors
Hakan S. Edstrom(3)	4,223,872	*
Matthew J. Pfeffer(4)	1,698,435	*
Juergen A. Martens(5)	1,127,395	*
David Thomson(6)	988,510	*
Joseph Kocinsky(7)	355,601	*
Diane Palumbo(8)	629,264	*
Ronald J. Consiglio(9)	175,891	*
Michael A. Friedman(10)	170,748	*
Kent Kresa(11)	229,392	*
David H. MacCallum(12)	182,556	*
Henry L. Nordhoff(13)	175,891	*
James S. Shannon(14)	42,759	*
All current executive officers and directors as a group (12 persons)(15)	10,000,314	2.33%

*	Less than one percent.
(1)	The Alfred E. Mann Living Trust (the “Trust”) is the sole member and manager of The Mann Group LLC (“The Mann Group”).

(2)	Includes (i) the shares described in footnote (1) above, (ii) 41,068,142 shares held of record by the Trust, (iii) 6,432,006 shares held by Biomed Partners, LLC and Biomed Partners II, LLC, of which entities the Trust is a 0.1% managing member, (iv) 10,968 shares held by Mannco LLC, (v) 2,398,126 shares held by the AGC Trust, (vi) 10,634,611 shares held by the CGM Trust, and (vii) 3,651,442 shares which Mr. Mann has the right to acquire within 60 days of March 21, 2015 pursuant to the exercise of outstanding options previously held by Alfred E. Mann prior to his passing.
(3)	Includes 3,128,324 shares which Mr. Edstrom has the right to acquire within 60 days of March 21, 2016 pursuant to the exercise of outstanding options
(4)	Includes 1,357,015 shares which Mr. Pfeffer has the right to acquire within 60 days of March 21, 2016 pursuant to the exercise of outstanding options.
(5)	Includes 1,069,000 which Dr. Martens has the right to acquire within 60 days of March 21, 2016 pursuant to the exercise of outstanding options.
(6)	Includes 842,227 shares which Dr. Thomson has the right to acquire within 60 days of March 21, 2016 pursuant to the exercise of outstanding options.
(7)	Includes 272,865 shares which Mr. Kocinsky has the right to acquire within 60 days of March 21, 2016 pursuant to the exercise of outstanding options.
(8)	Includes 596,877 shares which Ms. Palumbo has the right to acquire within 60 days of March 21, 2016 pursuant to the exercise of outstanding options.
(9)	Includes 139,944 options and 1,635 restricted stock units which Mr. Consiglio has the right to acquire within 60 days of March 21, 2016 pursuant to the exercise of outstanding options and vesting of restricted stock units.
(10)	Includes 139,944 options and 1,634 restricted stock units which Dr. Friedman has the right to acquire within 60 days of March 21, 2016 pursuant to the exercise of outstanding options and vesting of restricted stock units.
(11)	Includes 139,945 options and 1,635 restricted stock units which Mr. Kresa has the right to acquire within 60 days of March 21, 2016 pursuant to the exercise of outstanding options and vesting of restricted stock units.
(12)	Includes 139,943 options and 1,635 restricted stock units which Mr. MacCallum has the right to acquire within 60 days of March 21, 2016 pursuant to the exercise of outstanding options and vesting of restricted stock units.
(13)	Includes 139,943 options and 1,635 restricted stock units which Mr. Nordhoff has the right to acquire within 60 days of March 21, 2016 pursuant to the exercise of outstanding options and vesting of restricted stock units.
(14)	Includes 39,154 options and 328 restricted stock units which Mr. Shannon has the right to acquire within 60 days of March 21, 2016 pursuant to the exercise of outstanding options and vesting of restricted stock units.
(15)	Includes the shares described in notes (4), (6), (7) and (9) through (14) above.

EXECUTIVE OFFICERS OF THE REGISTRANT

The following table sets forth our current executive officers and their ages:

Name	Age	Position(s)
Matthew J. Pfeffer	58	Chief Executive Officer, Chief Financial Officer, and Director
Raymond W. Urbanski, M.D, Ph.D.	57	Corporate Vice President, Chief Medical Officer
Michael E. Castagna, Pharm.D	39	Corporate Vice President, Chief Commercial Officer
David B. Thomson, Ph.D., J.D	49	Corporate Vice President, General Counsel and Secretary
Joseph Kocinsky	52	Corporate Vice President, Chief Technology Officer
Linda Adreveno	60	Senior Vice President, Human Resources

Matthew J. Pfeffer has served as our Chief Executive Officer and one of our directors since January 2016 and as our Chief Financial Officer since April 2008. Mr. Pfeffer also served as our Corporate Vice President from April 2008 until January 2016. Previously, Mr. Pfeffer served as Chief Financial Officer and Senior Vice President of Finance and Administration of VaxGen, Inc. from March 2006 until April 2008, with responsibility for finance, tax, treasury, human resources, IT, purchasing and facilities functions. Prior to VaxGen, Mr. Pfeffer served as CFO of Cell Genesys, Inc. During his nine year tenure at Cell Genesys, Mr. Pfeffer served as Director of Finance before being named CFO in 1998. Prior to that, Mr. Pfeffer served in a variety of financial management positions at other companies, including roles as Corporate Controller, Manager of Internal Audit and Manager of Financial Reporting. Mr. Pfeffer began his career at Price Waterhouse. Mr. Pfeffer graduated from the University of California, Berkeley and is a Certified Public Accountant.

Raymond W. Urbanski, M.D., Ph.D. has been our Chief Medical Officer since August 2015. Prior to joining us, he served as Chief Medical Officer at Mylan, Inc. from September 2012 to September 2014 and Chief Medical Officer at Metabolex, Inc. from October 2011 to June 2012. From June 2004 to October 2011, Dr. Urbanski held several positions with Pfizer Inc. most recently as Vice President and Medical Head of the Established Products Business Unit. He also served as Vice President of Research and Development and Chief Medical Officer at Suntory Pharmaceutical, Inc. Dr. Urbanski earned both his M.D. and Ph.D. in pharmacology and toxicology at the University of Medicine and Dentistry of New Jersey. He completed his residency and fellowship training at Thomas Jefferson University Hospital in Philadelphia.

Michael E. Castagna, Pharm.D has been our Chief Commercial Officer since March 2016. From November 2012 until he joined MannKind, Dr. Castagna was at Amgen, Inc., where he initially served as Vice President, Global Lifecycle Management and was most recently Vice President, Global Commercial Lead for Amgen’s Biosimilar Business Unit. From 2010 to 2012, he was Executive Director, Immunology, at Bristol-Myers Squibb. Before BMS, Dr. Castagna served as Vice President & Head, Biopharmaceuticals, North America, at Sandoz. He has also held positions with commercial responsibilities at EMD (Merck) Serono, Pharmasset and DuPont Pharmaceuticals. He received his pharmacy degree from University of the Sciences-Philadelphia College of Pharmacy, a Doctor of Pharmacy from Massachusetts College of Pharmacy & Sciences and an MBA from The Wharton School of Business at the University of Pennsylvania.

David B. Thomson, Ph.D., J.D. has been our Corporate Vice President, General Counsel and Corporate Secretary since January 2002. Prior to joining us, he practiced corporate/commercial and securities law at a major Toronto law firm. Earlier in his career, Dr. Thomson was a post-doctoral fellow at the Rockefeller University. Dr. Thomson obtained his bachelor’s degree, master’s degree and Ph.D. from Queens University and obtained his J.D. from the University of Toronto.

Joseph Kocinsky has been our Corporate Vice President, Chief Technology Officer since October 2015. Mr. Kocinsky has over 28 years of experience in the pharmaceutical industry in technical operations and product development. Prior to joining us in 2003, he held a variety of technical and management positions with increased responsibility at Schering-Plough Corp. Mr. Kocinsky holds a bachelor’s degree in chemical engineering and a master’s degree in Biomedical Engineering from New Jersey Institute of Technology and a master’s degree in business administration from Seton Hall University.

Linda Adreveno has been our Senior Vice President of Human Resources since March 2015. Prior to joining us, she was President of reOptimize, Inc., a boutique Human Resources consulting firm working with small to medium sized companies, from April 2006 to March 201, and Senior Director of Human Resources at Nektar Therapeutics from August 2001 to January 2006. Previously, she held senior management positions at Scient, a consulting company, and Sybase. She is a member of the Society of Human Resources Management (SHRM) and is also a certified Senior Professional in Human Resources (SPHR). She holds a bachelor’s degree in liberal arts from Regents College (now Excelsior College) in New York, and a master’s degree in management from John F. Kennedy University in California.

Executive officers serve at the discretion of our Board of Directors. There are no family relationships between any of our directors and executive officers.

COMPENSATION OF DIRECTORS

Annual Retainers

Each of our non-employee directors receives an annual retainer for service on the Board of Directors and an additional retainer for his service on one of our three standing committees, as described below under the subheading “Non-Employee Director Compensation Program.” Non-employee directors have an option to receive their annual retainer in cash or common stock of the Company pursuant to our director compensation program, as discussed below under the subheading “Non-Employee Director Compensation Program.” In the fiscal year ended December 31, 2015, the total annual retainer earned by non-employee directors was $425,000, of which $125,000 was paid in cash and $300,000 was received in common stock of the Company.

Equity Awards

Each non-employee director of the Company also receives annual equity awards under our 2013 Equity Incentive Plan (“the 2013 Plan”) pursuant to our non-employee director compensation program, as described below under the subheading “Non-Employee Director Compensation Program.”

The following table sets forth information concerning director compensation received for the fiscal year ended December 31, 2015 by our non-employee directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Restricted Stock Awards ($)(2)	Total ($)
Ronald J. Consiglio	—	109,268	145,262	254,530
Michael A. Friedman, M.D.	67,500	109,268	54,634	231,402
Kent Kresa	—	109,268	167,921	277,189
David H. MacCallum	—	109,268	122,607	231,875
Henry L. Nordhoff	—	109,268	122,607	231,875
James S. Shannon	57,500	155,568	54,634	267,702

(1)

These amounts reflect the grant date fair value of all option grants to non-employee directors in 2015, as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718 (“ASC 718”). Reference Note 13 “Stock award plans” in the notes to our financial statements for the period ended December 31, 2015, included in Part IV of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 15, 2016, which identifies the assumptions made in the valuation of option awards in accordance with ASC 718.

All non-employee directors received a stock option to purchase 23,600 shares of our common stock upon re-election to the Board of Directors on May 21, 2015 and James Shannon received a one-time award of 10,000 shares. Options granted to these non-employee directors vest monthly over a period of three years. The exercise price per share represents the fair market value of our common stock on the date of each grant (based on the closing sales price reported on the Nasdaq Global Market on the date of grant). We have no consulting agreements with any of our directors pursuant to which stock awards were issued. As of December 31, 2015, our non-employee directors had option grants outstanding to purchase 946,988 shares of our common stock as follows: Ronald J. Consiglio, 176,900 shares; Michael A. Friedman, M.D. 176,900 shares; Kent Kresa, 176,900 shares; David H. MacCallum, 176,900 shares; Henry L. Nordhoff, 176,900 shares; and James Shannon 62,488 shares.
(2)	These amounts reflect the grant date fair value of all restricted stock awards to non-employee directors in 2015, as calculated in accordance with ASC 718. Reference Note 13 “Stock award plans” in the notes to our financial statements for the period ended December 31, 2015, included in Part IV of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 15, 2016, which identifies the assumptions made in the valuation of option awards in accordance with ASC 718. Restricted stock awards granted to non-employee directors vest annually over a period of three years. As of December 31, 2015, our non-employee directors had restricted stock grants outstanding to receive 359,443 shares of our common stock as follows: Ronald J. Consiglio, 85,972 shares; Michael A. Friedman, M.D. 20,618 shares; Kent Kresa, 95,846 shares; David H. MacCallum, 76,100 shares; Henry L. Nordhoff, 71,401 shares; and James Shannon 9,506 shares. For 2015, Dr. Friedman and Mr. Shannon elected to receive their annual retainer in cash.

Non-Employee Director Compensation Program

Pursuant to our non-employee director compensation program (the “director compensation plan”), each of our non-employee directors receives an annual retainer of $50,000 for service on the Board of Directors. The chair of the Nominating and Corporate Governance Committee receives, in addition to the annual retainer, a retainer of $10,000 per year for his or her service as the Nominating and Corporate Governance Committee chair and non-chair Nominating and Corporate Governance Committee members receive an additional retainer of $5,000 per year. The chair of the Compensation Committee receives, in addition to the annual retainer, a retainer of $20,000 per year for his or her service as the Compensation Committee chair and non-chair Compensation Committee members receive an additional retainer of $7,500 per year. The chair of the Audit Committee receives, in addition to the annual retainer, a retainer of $25,000 per year for his or her service as the Audit Committee chair and non-chair Audit Committee members receive an additional retainer of $10,000 per year. Our non-employee directors do not receive fees for attending Board or committee meetings. Additionally, the lead independent director receives an additional annual retainer of $25,000. As of a result of Mr. Kresa’s appointment to the position of Chairman of the Board in February 2016, we do not currently have a lead independent director and expect to keep the lead independent director position vacant for so long as the Chairman and Chief Executive Officer positions continue to be occupied by separate individuals.

The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board of Directors meetings in accordance with Company policy.

Non-employee directors have an option to receive their annual retainer in cash or common stock of the Company. If a non-employee director elects to receive his annual retainer in common stock, two awards of restricted stock units will be granted. One of these awards will consist of that number of shares that equals 100% of the annual retainer, based on the closing price on the day immediately prior to the grant date. This award will vest (i.e., the shares will be delivered) on the earliest to occur of (i) the retirement or removal of the non-employee director from the Board of Directors; (ii) his or her death; or (iii) five years from the grant date. The other award will consist of that number of shares that equals 15% of the annual retainer, based on the same closing price. This award will vest upon the earliest to occur of (i) the retirement or removal of the non-employee director from the Board of Directors, provided that such retirement or removal occurs more than one year after the grant date; (ii) his or her death; or (iii) five years from the grant date. Non-employee directors who elect not to participate in this program will receive the full annual retainer shortly after the date of the stockholder meeting.

Each non-employee director of the Company also receives annual equity awards under the 2013 Plan. Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive equity awards pursuant to the director compensation program. Options granted under the 2013 Plan pursuant to the director compensation program are intended by the Company not to qualify as incentive stock options under the Code.

Pursuant to the terms of the director compensation program, each of our non-employee directors automatically receives on the date of each of our annual stockholder meetings an equity award determined by dividing $150,000 by the 20-day trailing average closing price of the Company’s common stock reported on Nasdaq as of the trading day immediately preceding the date of the applicable annual meeting of stockholders (the “Total Award”). An amount equal to 1/3 of the Total Award rounded up to the nearest 100 shares is in the form of a restricted stock unit, and an amount equal 2/3 of the Total Award rounded up to the nearest 100 shares is in the form of a stock option at an exercise price equal to 100% of fair market value of the Company’s common stock on the date of grant; provided, however, that a maximum of 150,000 shares of our common stock may be granted to any one non-employee director during any one calendar year pursuant to stock awards.

Each such annual equity award vests in 36 equal monthly installments commencing one month from the date of grant. If a non-employee director has not been serving as a non-employee director for the entire period beginning from the preceding annual stockholders meeting, then the number of shares subject to such annual equity award shall be reduced proportionately for each full quarter prior to the date of such annual equity award during which such person did not serve as a non-employee director.

In addition, each person who is elected or appointed for the first time to be a non-employee director of the Company will automatically receive, on the date of his or her initial election or appointment to the Board of Directors, an option to purchase 50,000 shares of the Company’s common stock as an initial grant. All initial grant options vest in equal annual installments over three years. No other options are provided for under the director compensation program.

The exercise price of options granted pursuant to the director compensation program cannot be less than 100% of the fair market value of the common stock subject to the option on the date of the option grant. Acceptable consideration for the purchase of the Company’s common stock upon exercise of options granted pursuant to the director compensation program will be determined by the Board of Directors and may include cash or common stock previously owned by the optionee or may be paid through a broker assisted exercise or net exercise feature. An optionee whose service relationship with the Company or any of our affiliates, whether as a non-employee director or subsequently as an employee, director or consultant to either the Company or one of our affiliates, ceases for any reason may exercise options for the term provided in the option agreement to the extent the options were exercisable on the date of termination. The term of options granted pursuant to the director compensation program is 10 years.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

We are pleased to present our report on executive compensation. The report’s objective is to assist our stockholders in understanding the objectives and procedures used by the Compensation Committee of our Board of Directors in establishing its recommendations to the Board of Directors regarding the compensation of our executive officers.

MannKind Corporation is a biopharmaceutical company focused on the discovery, development and commercialization of therapeutic products for diseases such as diabetes. Our compensation program is designed to attract and retain the individuals needed to support our business strategy and to allow us to compete effectively with pharmaceutical and biotechnology companies.

The Compensation Committee is responsible for establishing and administering our policies governing the compensation for our executive officers. The Compensation Committee is composed entirely of independent directors within the meaning of applicable SEC and Nasdaq rules. The Compensation Committee’s responsibilities and duties are outlined in detail in the Compensation Committee charter, which is available on our website at www.mannkindcorp.com. A primary responsibility of the Compensation Committee is to make recommendations regarding the compensation for our executive officers, including the determination and confirmation of annual corporate goal achievement for purposes of awarding bonuses, to the full Board of Directors for its approval. As part of this process, the Compensation Committee has historically invited our Chief Executive Officer to attend Compensation Committee meetings or portions thereof to obtain his insight and guidance, though the Chief Executive Officer is not a member of the Compensation Committee. The Compensation Committee engages outside consulting firms to assist in developing compensation levels and practices and to provide external market data. The Compensation Committee engaged Mercer LLC to benchmark the compensation levels of six executive positions relative to a group of peer companies for fiscal year 2015 compensation. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent. The Compensation Committee conducted an independence assessment with respect to Mercer’s role in recommending or determining the amount and form of executive compensation for fiscal year ended December 31, 2015 and considered the required six factors. After conducting this assessment, the Compensation Committee concluded that Mercer’s role in recommending or determining the amount and form of execution compensation for the fiscal year ended December 31, 2015 did not raise any conflict of interest.

The Compensation Committee meets outside the presence of our Chief Executive Officer in order to consider the appropriate compensation for our Chief Executive Officer. In 2015, the Compensation Committee met outside the presence of our Chief Executive Officer in order to consider the appropriate compensation for our Chief Executive Officer. The Compensation Committee consisted (and continues to consist) solely of independent directors. The Compensation Committee relies on compensation data provided by Mercer in setting CEO compensation and met without the CEO in setting his compensation. The CEO in 2015 did not maintain personal or business relationships (including any interlocking relationships) with any of the Compensation Committee members (outside of their relationship within the Company) that would impair the Compensation Committee members’ ability to remain independent and assess the CEO’s compensation without any conflict of interest. Thus, the determination of the CEO compensation was made without undue influence from the CEO. During 2015, for all other named executive officers, the Compensation Committee met outside the presence of all executive officers except our Chief Executive Officer. The annual performance reviews of our executive officers are considered by the Compensation Committee when making decisions regarding base salary, targets for and payments under our bonus plan and grants of equity incentive awards. When making recommendations regarding individual executive officers, the Compensation Committee considers the importance of the position to us, the past compensation history of the executive officer and the contributions made by the individual in the past and the contributions we expect the executive officer to make in the future towards the success of our business.

Compensation Philosophy and Objectives

The Compensation Committee oversees our executive compensation within the context of a compensation philosophy. This philosophy is to provide compensation and benefits programs designed to attract, motivate, and retain a high caliber workforce that enables us to compete with companies in the pharmaceutical and biotechnology industries and to reward individual and corporate performance.

We believe that a well-designed compensation program for our executive officers should:

•	align the goals of the executive officer with the goals of our stockholders;

•	recognize individual initiative, effort and achievement;

•	provide total compensation that enables us to compete with companies in the pharmaceutical and biotechnology industries; and

•	align compensation with our short-term and long-term corporate objectives and strategy, focusing executive officer behavior on the fulfillment of those objectives.

In keeping with this philosophy, our executive compensation program is designed to achieve the following objectives:

•	attract talented and experienced executives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	retain executives and employees who are instrumental in accomplishing our corporate objectives;

•	align the interests of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases;

•

provide a competitive compensation package which is weighted towards pay-for-performance, and in which total compensation is primarily determined by the Company’s and the individual’s achievement of results;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	foster a shared commitment among executives by aligning the Company’s and their individual goals; and

•	compensate our executives to manage our business to meet our long-term objectives.

Competitive Market Assessment

The Compensation Committee periodically reviews competitive market data to determine if our compensation levels remain at targeted levels and our pay practices are appropriate. These assessments include a review of base salary, annual incentives, and long-term incentives. These components are evaluated against a group of peer companies as well as industry specific and general published survey compensation data. Specifically, we utilized the Radford Global Life Sciences Executive Survey, the SIRS Executive Compensation Survey and the Kenexa CompAnalyst Executive Survey. For the past eight years, the Compensation Committee has engaged Mercer to benchmark the compensation levels of six executive positions relative to a group of peer companies.

Peer Group

We have developed a peer group for benchmarking purposes, by considering companies in a similar industry and of a similar size in terms of revenue and number of employees. All companies in the peer group are either biotechnology or pharmaceutical companies. Companies were selected with various revenue sizes because we are recruiting from and competing for executive talent with companies that are generating revenue.

For compensation considerations in 2015, the peer group consisted of twelve companies. Based on data compiled and reviewed by the Compensation Committee in late 2014, four of the companies had revenue of less than $7M, three between $21 million and $36 million, and five between $140 million and $830 million. Based on the prospects for MannKind at that time, the Compensation Committee believed that those peer companies were appropriate and were identical to the companies considered in 2014. The 2015 peer group consisted of the following companies:

Arena Pharmaceuticals Inc.	Lexicon Pharmaceuticals Inc.
Biomarin Pharmaceutical, Inc.	Nektar Therapeutics
Cti Biopharma Corp.	Onyx Pharmaceuticals
Dendreon Corp	Rigel Pharmaceuticals Inc.
Exelixis Inc	Theravance Inc.
Geron Corp.	Vertex Pharmacueticals, Inc.

•	In light of MannKind’s recent financial and product developments, in late 2015, the following changes were made to the peer group for 2016:

•	Remove Vertex Pharmaceuticals Inc. and Bio Marin Pharmaceuticals Inc. due to their high market cap and revenue relative to MannKind and other peers

•	Remove Dendreon Corp. as it filed for bankruptcy in November 2014 and has since reached an agreement with Valeant Pharmaceuticals to sell all assets

•	Remove Onyx Pharmaceuticals as it was acquired by Amgen in October 2013

•	Add ACADIA Pharmaceuticals Inc., Celldex Therapeutics Inc., and Raptor Pharmaceutical Corp

As a result of the changes, three of the companies in the 2016 peer group had less than $5 million in revenue, seven of the companies had less than $100 million in revenue, while one had $284 million in revenue in 2015. There are no companies in the peer group with revenue in excess of $284 million. The Compensation Committee made these changes to the peer group because it believed that these changes help it better assess market comparisons for executive talent. The 2016 peer group consists of the following companies:

Arena Pharmaceuticals Inc.	Lexicon Pharmaceuticals Inc.
ACADIA Pharmaceuticals Inc.	Nektar Therapeutics
Celldex Therapeutics, Inc.	Raptor Pharmaceutical Corp.
Cti Biopharma Corp.	Rigel Pharmaceuticals Inc.
Exelixis Inc	Theravance Inc.
Geron Corp.

Market Positioning

The Compensation Committee reviews executive compensation at least annually, establishes competitive compensation levels and designs the compensation program to provide pay commensurate with individual and corporate performance. With support from Mercer, we have positioned total compensation levels for executives at the 50th percentile of our peer group on the basis that we believe this target to be an appropriate level of compensation to attract and retain qualified and capable executives. However, compensation may fall above or below this level under a range of circumstances, such as individual performance, tenure with the Company or retention concerns. We supplement the peer group data with the survey data described above.

We believe our executive compensation packages are reasonable when considering our business strategy, the revenue potential of our business, our compensation philosophy and the competitive market pay data.

In addition to the factors listed above, we also consider, among other things:

•	our business need for the executive officer’s skills;

•	the contributions that the executive officer has made or we believe will make to our success;

•	the transferability of the executive officer’s managerial skills to other potential employers; and

•	the relevance of the executive officer’s experience to other potential employers, particularly in the pharmaceutical and biotechnology industries.

Pay-for-Performance

Our executive compensation program emphasizes pay-for-performance. As described below, it is premature for our short term and long term incentive plans to be tied to financial metrics; accordingly, the metrics were designed to encourage our progress through the FDA approval process and our ability to obtain a partnership and to develop a candidate for commercialization. The compensation package for our executive officers includes both cash and equity incentive plans that align an executive’s compensation with our short-term and long-term performance goals and objectives.

The annual cash incentive awards under our bonus plan are intended to compensate our executive officers for achieving our annual goals at the corporate level and for achieving individual annual performance objectives. The goals for our company and individual measures are established so that target attainment is not assured. The attainment of payment for performance at or above target levels requires significant effort on the part of our executives. Long-term equity incentives are intended to reward executives for growth in stockholder value. As described below, our compensation guidelines for executive officers seek to deliver approximately 75% of the award value in stock options and 25% of the award value in restricted stock units. We believe this mix of equity along with our performance-based bonus plan, places a significant portion of our executive compensation at risk, encouraging corporate performance and stock price growth. Additional details of the plan are described below under “Bonus Plan” and “Long-Term Incentives.”

Consideration of Say-on-Pay Results

At our 2015 Annual Meeting of Stockholders, 96.8% of the votes cast on the proposal approved, on an advisory basis, the compensation of our named executive officers. The Compensation Committee considered this result and, in light of this support and the continuing success of our compensation programs, the Compensation Committee did not implement significant changes to our executive compensation program during 2015.

COMPENSATION COMPONENTS

In order to provide a total compensation package that is tied to stockholder value creation and the achievement of strategic corporate goals, our executive compensation package is comprised of several components. These components are designed to work together to create a balanced approach to compensation, rewarding both short-term and long-term performance and fostering sufficient retentive effect to secure the services of our executive officers while we execute on our plans. Currently, our compensation structure for executive officers includes a combination of base salary, bonus, stock options and restricted stock awards, 401(k), medical and other benefits, severance and change in control and other post termination provisions. Each component is described in further detail below.

Base Salary

Base salaries are designed to provide compensation for day-to-day management of the Company assuming satisfactory levels of performance. This component is designed to provide consistent and steady cash flow for the executive and represents only a portion of total compensation. Salary levels are based primarily upon the competitive market for the executive officers’ services. Base salaries for our executives are intended to fall at the median of the competitive market. Individual performance, responsibility, and the importance of each role in our organization can also impact base salary levels.

Bonus Plan

Each of our executive officers are eligible to receive annual performance-based cash bonuses. The annual cash incentive awards under our bonus plan are intended to compensate our executive officers for achieving our annual goals at the corporate level.

Performance goals are generally based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) other operational goals; (xxxiii) research and development goals; (xxxiv) regulatory goals; (xxxv) commercial milestones; and (xxxvi) other company and individual metrics approved by the Board or the Compensation Committee.

For 2015, the corporate goals were based on achievement of certain operational goals. Because we were still in the process of supporting the launch of our first product, the use of traditional performance standards, such as profit levels and return on equity, were not appropriate in our evaluation of executive officer performance.

Each eligible position, including the executive officers, is assigned a target bonus opportunity expressed as a percentage of base salary, which reflects market competitive levels. Target bonus opportunities are generally positioned at the 50th percentile of the market. For Mr. Mann, the target bonus opportunity for 2015 was 60% of base salary. The target bonuses for the other named executive officers for 2015 were as follows: Mr. Edstrom, 60%; Mr. Pfeffer, 50%; Dr. Martens, 50%; Ms. Palumbo, 50%; and Dr. Thomson, 50%. Payments of target bonuses are not guaranteed and are subject to funding and corporate and individual performance.

Our bonus plan is funded based on the achievement of overall corporate goals, based on a careful review by the Compensation Committee of the accomplishments of the Company during the previous year.

For 2015, there were four corporate objectives, as follows:

•	Consistent & Reliable Product Delivery

•	Financing

•	New Product Development

•	Recruitment of additional corporate officers

Despite partial achievement of the corporate objectives, our CEO, Mr. Pfeffer, recommended to the Compensation Committee in February 2016 that no performance and discretionary bonuses be paid for 2015, given the notice of termination received in January 2016 from our partner.

Long-Term Incentives

In order to provide a significant retention incentive and to ensure a strong link to the long-term interests of stockholders, we provide a portion of our total compensation in the form of equity compensation — specifically, stock options and restricted stock units. Executive officers, as well as all full-time employees, are eligible to receive awards. The Company has developed guidelines which target the annual long term incentive award at 200% of base salary for the CEO and COO and at 80% of base salary for the other named executive officers. The intended award value is then split between stock options and restricted stock units. The majority of equity compensation is delivered in stock options, which have no intrinsic value unless the stock price appreciates. Awards of restricted stock units foster equity ownership and encourage retention. Restricted stock units also require fewer shares than an equivalent grant value in stock options. We target equity compensation at the median of the competitive market. The awards are made at the discretion of the Compensation Committee, after taking into consideration the grant guidelines. Equity awards are granted under the 2013 Plan, which is administered by the Compensation Committee pursuant to a delegation of concurrent authority by our Board of Directors.

Our policy with regard to the timing of grants of equity compensation is to issue equity awards in the form of options and restricted stock units in connection with an employee’s hire date or promotion date as well as in connection with an annual grant of equity awards that generally occurs in August of each year. All employee grants are approved by the Compensation Committee at its regularly scheduled quarterly meeting with the grant date on or after the approval date. The timing of grant dates is not based on any favorable or unfavorable non-public information anticipated to be disclosed at a later date. All stock option awards are granted with an exercise price equal to the closing sale price of our common stock on the Nasdaq Global Market on the date of grant.

Stock options typically vest over a four-year period, with a one-year cliff for 25% of the award and 1/48 of the award vesting monthly thereafter. Options expire ten years from the date of grant. Awards of restricted stock units vest 25% per year over four years. The vesting of all awards ceases when an employee is no longer providing continuous service to us.

Other Benefits

We provide a competitive benefits package to all full-time employees, which includes health and welfare benefits, such as medical, dental, vision care, life insurance benefits, and a 401(k) savings plan. Executives, including the named executive officers, receive additional benefits, including executive medical reimbursement insurance, additional life insurance, as well as short-term and long-term disability insurance.

In 2015, our named executive officers, other than Mr. Edstrom, also received an automobile allowance of $1,246 per month. Mr. Edstrom received an automobile allowance of $1,538 per month. Mr. Mann received no automobile allowance in 2015. In 2016, Messrs. Pfeffer, Castagna, and Thomson will receive an automobile allowance of $1,246 per month. We have no other structured perquisite benefits (e.g. club memberships or financial planning services) for any executive officer, including the named executive officers, and we currently do not provide any deferred compensation programs or supplemental pensions to any executive officer, including the named executive officers.

Employee Stock Purchase Plan

In order to encourage stock ownership and provide greater incentives to contribute to our success at all levels, we provide all employees, including executive officers, the ability to purchase our common stock at a discount under our Employee Stock Purchase Plan. The Employee Stock Purchase Plan is designed to comply with Section 423 of the Code and provides all employees with the opportunity to purchase up to $25,000 of common stock annually at a purchase price that is the lower of 85% of the fair market value of the common stock on either the date of purchase or the commencement of the offering period. The executives’ rights under the Employee Stock Purchase Plan are identical to those of all other employees.

Severance Provisions

We have entered into severance agreements with some of our executives, including each of the named executive officers, in order to ensure that we have the continued dedication of these executives and in order to provide them with reasonable compensation and benefit arrangements in the event of termination of their employment. We believe that it is imperative to diminish any distraction of our executives arising from the personal uncertainty and insecurity that arises in the absence of any assurance of job security, thereby allowing executives to focus on corporate objectives and strategy. The terms of these agreements and amounts that may be realized are detailed under the heading “Potential Payments Upon Termination or Change of Control.”

Change of Control Provisions

We have entered into change of control agreements with some of our executive officers, including each of the named executive officers, in order to ensure that we have the continued dedication of these executives and in order to provide them with reasonable compensation and benefit arrangements in the event of termination of their employment following a change of control. We believe that it is imperative to diminish any distraction of our executives arising from the personal uncertainty and insecurity that arises in the absence of any assurance of job security, thereby allowing executives to focus on corporate objectives and strategy. The terms of these agreements and amounts that may be realized are detailed under the heading “Potential Payments Upon Termination or Change of Control.”

SUMMARY COMPENSATION TABLE

The following table shows for the year ended December 31, 2015 compensation awarded to, or earned by:

•	the individuals who served as our principal executive officer or principal financial officer for any portion of 2015;

•	our three most highly compensated executive officers in 2015, other than the individuals listed above, who were serving as executive officers as of December 31, 2015; and

•	one additional individual, who would have been included within the category immediately above, but for the fact that such individual was not serving as an executive officer as of December 31, 2015.

These individuals constitute our named executive officers for the year ended December 31, 2015. The following table also includes compensation awarded to, or earned by, the aforementioned named executive officers for the fiscals year ended December 31, 2014 and 2013 to the extent such individuals were also deemed to be named executive officers for such years.

Name and Principal Position	Year	Salary ($)(1)	Restricted Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)

Alfred E. Mann	2015	280,230	—	—	—	19,018	(5)	299,248
Former Chairman and Chief Executive Officer	2014	858,615	365,844	1,076,556	—	42,986		2,343,642
	2013	824,000	1,629,160	2,696,400	479,074	22,436		5,651,070

Matthew J. Pfeffer	2015	508,043	62,951	282,693	335,548	31,720	(6)	1,220,954
Chief Executive Officer and Chief Financial Officer	2014	466,038	68,773	202,195	335,548	37,624		1,110,178
	2013	440,846	2,204,510	1,608,300	224,832	34,493		4,512,981

Hakan S. Edstrom	2015	887,577	415,680	1,871,042	647,003	27,203	(7)	3,848,505
Former President, Chief Executive Officer and Director	2014	748,846	319,050	941,556	647,003	30,799		2,687,254
	2013	718,850	3,779,755	2,496,825	439,936	26,378		7,461,744

Juergen A. Martens, Ph.D.	2015	528,115	118,810	505,765	345,046	25,238	(8)	1,522,974
Former Chief Operating Officer	2014	479,231	81,535	240,863	345,046	31,362		1,178,037
	2013	459,144	2,216,290	2,116,800	257,580	23,293		5,073,107

David Thomson, Ph.D., J.D.	2015	440,359	62,951	282,693	294,591	42,336	(9)	1,122,930
Corporate Vice President, General Counsel and Secretary	2014	409,154	68,773	202,195	294,591	33,065		1,007,778
	2013	387,440	2,204,510	1,608,300	197,597	30,941		4,428,788

Joseph Kocinsky	2015	371,422	80,937	262,827	146,649	2,567	(10)	864,402
Corporate Vice President, Chief Technology Officer

Diane Palumbo	2015	355,509	—	—	237,932	21,986	(11)	615,427
Former Corporate Vice President, Human Resources

(1)	Includes amounts earned but deferred at the election of the named executive officer, such as salary deferrals under our 401(k) Plan established under Section 401(k) of the Code.
(2)	Restricted stock awards are valued based on the market price of the stock on the grant date. Reference Note 13 “Stock award plans” in the notes to our financial statements for the period ended December 31, 2015, included in Part IV, Item 15 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 15, 2016, which identifies the assumptions made in the valuation of equity awards in accordance with ASC 718.
(3)	Non-equity incentive plan compensation is based on individual performance in the achievement of corporate objectives. Performance is compared to these objectives annually. For 2015, no bonus payments were paid.
(4)	Amounts include employer contributions credited under our 401(k) Plan and the incremental cost of perquisites received by the named executive officers. Under the 401(k) Plan, which is open to substantially all of our employees, we make matching contributions based on each participant’s voluntary salary deferrals, subject to the provisions of the 401(k) Plan and limits of the Code.
(5)	Represents medical benefits.
(6)	Includes $18,820 in auto allowance and contributions under the 401(k) Plan, $12,450 in medical benefits, $450 in airline club membership fees and travel benefits.
(7)	Includes $23,762 in auto allowance and contributions under the 401(k) Plan, $2,891 in medical benefits, $550 in airline club membership fees and travel benefits.
(8)	Includes $18,487 in auto allowance and contributions under the 401(k) Plan, $6,276 in medical benefits, $475 in airline club membership fees and travel benefits.
(9)	Includes $19,549 in auto allowance contributions under the 401(k) Plan, $22,387 in medical benefits, $400 in airline club membership fees and travel benefits.
(10)	Represents contributions under the 401(k) Plan.
(11)	Includes $20,253 in auto allowance and contributions under the 401(k) Plan and $1,733 in medical benefits.

GRANTS OF PLAN-BASED AWARDS

We grant options and restricted stock units to our employees, including the named executive officers, under the 2013 Plan. All options granted to our named executive officers are nonstatutory stock options that do not qualify as incentive stock options within the meaning of Section 422 of the Code. As of December 31, 2015, 11,752,467 options and 276,784 restricted stock units were outstanding under the 2004 Plan, 8,026,762 options and 1,527,836 restricted stock units were outstanding under the 2013 Plan and an additional 15,540,652 shares of common stock were available for issuance under the 2013 Plan. Options generally expire ten years from date of grant.

The exercise price per share of each option granted to our named executive officers was equal to the fair market value on the date of the grant. The exercise price is payable in cash, shares of our common stock previously owned by the optionee or pursuant to the net exercise of the option.

2004 Equity Incentive Plan.

Our Board of Directors adopted and our stockholders approved the 2004 Plan, effective July 2004. The terms of the equity awards granted under the 2004 plan, including vesting requirements, were determined by our Board of Directors, subject to the provisions of the 2004 Plan. Following the adoption of the 2013 Plan in May 2013, no additional awards have been granted under the 2004 Plan, and all awards granted under the 2004 Plan that are repurchased, forfeited, expire or are cancelled become available for grant under the 2013 Plan in accordance with its terms. However, all stock options granted under the 2004 Plan continue to be governed by the terms of the 2004 Plan.

2013 Equity Incentive Plan

Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2013 Plan. Our Board of Directors has delegated concurrent authority to administer the 2013 Plan to the Compensation

Committee, but may, at any time, revert in itself some or all of the power previously delegated to the Compensation Committee. Our Board of Directors or its authorized committee is referred to herein as the “Plan Administrator.”

Stock options vest at the rate specified by the Plan Administrator and may have a term up to a maximum of ten years or, in some cases, five years. Unless the terms of an optionee’s stock option agreement provide otherwise, if an optionee’s service terminates for any reason other than disability, death, retirement or cause, the optionee may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the stock option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionee’s service terminates due to disability or death, or an optionee dies within a certain period following cessation of service, the optionee or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. If the cessation of service is due to retirement, the optionee may generally exercise any vested options for a period of 24 months. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order with the approval of the Plan Administrator or a duly authorized officer. Additionally, an optionholder may, with the approval of the Plan Administrator or a duly authorized officer, designate a beneficiary who may exercise the stock option following the optionholder’s death.

Transactions. In the event of a transaction (as defined in the 2013 Plan and described below), the Board of Directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by the Board of Directors at the time of grant:

•

arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);

•	arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the transaction, in exchange for such cash consideration, if any, as the Board of Directors may consider appropriate; and

•

make a payment, in such form as may be determined by the Board of Directors, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the transaction, over (B) any exercise price payable in connection with such exercise.

The Board of Directors is not obligated to treat all stock awards or portions of stock awards in the same manner. The Board of Directors may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the 2013 Plan, a transaction will be deemed to occur in the event of a corporate transaction or a change in control. A corporate transaction generally means the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

A change of control generally means (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets; (iv) the complete dissolution or liquidation of the Company; or (v) when a majority of the board of directors becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the board members or their approved successors.

Change in Control. Under the 2013 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as may be provided in the stock award agreement or other written agreement with the participant. In the absence of such provision, no such acceleration will occur.

The following table summarizes the equity awards granted to the named executive officers during the fiscal year ended December 31, 2015.

Grants of Plan-Based Awards in Fiscal 2015(1)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Options Awards Options ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Alfred E. Mann	—	—	—	—	—

Matthew J. Pfeffer	8/27/2015	16,100	—	—	$62,951
	8/27/2015	—	72,300	3.91	$282,693

Hakan S. Edstrom	2/18/2015	11,000	—	—	$79,420
	8/27/2015	86,000	—	—	$336,260
	2/18/2015	—	50,000	7.22	$361,000
	8/27/2015	—	386,200	3.91	$1,510,042

Juergen A. Martens, Ph.D.	2/18/2015	4,000	—	—	$28,880
	8/27/2015	23,000	—	—	$89,930
	2/18/2015	—	14,000	7.22	$101,080
	8/27/2015	—	103,500	3.91	$404,685

David Thomson, Ph.D., J.D.	8/27/2015	16,100	—	—	$62,951
	8/27/2015		72,300	3.91	$282,693

Joseph Kocinsky	8/27/2015	20,700	—	—	$80,937
	8/27/2015	—	31,100	3.91	$121,601
	11/19/2015	—	58,600	2.41	$141,226

Diane Palumbo	—	—	—	—	—
	—	—	—	—	—

(1)	All equity awards were granted under the 2013 Plan.
(2)	The shares subject to these restricted stock units vest annually over a four-year period.
(3)	The shares subject to these options have exercise prices equal to the fair market value of our common stock on the date of grant and vest over a four-year period with a one-year 25% cliff vesting and monthly thereafter over the following three years. These options expire ten years from the date of grant. Vesting ceases should the executive officer no longer provide continuous service to us.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards at December 31, 2015 granted to each of our named executive officers.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Alfred E. Mann	80,300	(1)	—			9.22	8/15/2017	—		—
	430,000	(2)	—			3.89	8/13/2018	—		—
	160,000	(3)	—			7.48	8/19/2019	—		—
	215,000	(4)	—			5.93	8/19/2020	—		—
	216,400	(5)	—			3.80	3/2/2021	—		—
	375,000	(6)	—			2.41	8/17/2021	—		—
	1,000,000	(11)	—			1.69	5/17/2022	—		—
	345,829	(9)	69,171	(9)		2.32	8/16/2022	22,500	(12)	32,625
	600,000	(21)	—			6.85	5/23/2023	—		—
	116,665	(15)	83,335	(15)		5.89	8/22/2023	22,000	(16)	31,900
	76,999	(8)	154,001	(8)		7.09	8/20/2024	38,700	(14)	56,115

Matthew J. Pfeffer	97,400	(13)	—			2.86	4/28/2018	—		—
	10,300	(7)	—			2.23	4/28/2018	—		—
	40,000	(2)	—			3.89	8/13/2018	—		—
	43,000	(3)	—			7.48	8/19/2019	—		—
	62,000	(4)	—			5.93	8/19/2020	—		—
	61,900	(5)	—			3.80	3/2/2021	—		—
	73,500	(6)	—			2.41	8/17/2021	—		—
	400,000	(11)	—			1.69	5/17/2022	—		—
	59,999	(9)	12,001	(9)		2.32	8/16/2022	4,250	(12)	6,163
	450,000	(21)	—			6.85	5/23/2023	—		—
	29,166	(15)	20,834	(15)		5.89	8/22/2023	4,500	(16)	6,525
	14,466	(8)	28,934	(8)		7.09	8/20/2024	7,275	(14)	10,549
	—		72,300	(18)		3.91	8/26/2025	16,100	(20)	23,345

Hakan S. Edstrom	330,000	(2)	—			3.89	8/13/2018	—		—
	150,000	(3)	—			7.48	8/19/2019	—		—
	210,000	(4)	—			5.93	8/19/2020	—		—
	216,400	(5)	—			3.80	3/2/2021	—		—
	325,000	(6)	—			2.41	8/17/2021	—		—
	706,160	(11)	—			1.69	5/17/2022	—		—
	312,496	(9)	62,504	(9)		2.32	8/16/2022	20,500	(12)	29,725
	562,500	(21)	—			6.85	5/23/2023	—		—
	104,999	(15)	75,001	(15)		5.89	8/22/2023	21,000	(16)	30,450
	67,366	(8)	134,734	(8)		7.09	8/20/2024	33,750	(14)	48,938
	—		50,000	(17)		7.22	1/9/2025	11,000	(19)	15,950
	—		386,000	(18)		3.91	8/26/2025	86,000	(20)	124,700

Juergen A. Martens, Ph.D.	43,000	(3)	—			7.48	8/19/2019	—		—
	1,460	(4)	—			5.93	8/19/2020	—		—
	3,334	(10)	—			4.03	6/2/2021	—		—
	65,000	(6)	—			2.41	8/17/2021	—		—
	260,000	(11)	—			1.69	5/17/2022	—		—
	70,832	(9)	14,168	(9)		2.32	8/16/2022	5,000	(12)	7,250
	480,000	(21)	—			6.85	5/23/2023	—		—
	34,999	(15)	25,001	(15)		5.89	8/22/2023	5,500	(16)	7,975
	17,233	(8)	34,467	(8)		7.09	8/20/2024	8,625	(14)	12,506
	—		14,000	(17)		7.22	1/9/2025	4,000	(19)	5,800
	—		103,500	(18)		3.91	8/26/2025	23,000	(20)	33,350

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

David Thomson, Ph.D., J.D	85,000	(2)	—			3.89	8/13/2018	—		—
	62,000	(4)	—			5.93	8/19/2020	—		—
	61,900	(5)	—			3.80	3/2/2021	—		—
	71,600	(6)	—			2.41	8/17/2021	—		—
	80,000	(11)	—			1.69	5/17/2022	—		—
	62,499	(9)	12,501	(9)		2.32	8/16/2022	4,375	(12)	6,344
	360,000	(21)	—			6.85	5/23/2023	—		—
	29,166	(15)	20,834	(15)		5.89	8/22/2023	4,500	(16)	6,525
	14,466	(8)	28,934	(8)		7.09	8/20/2024	7,275	(14)	10,549
	—		72,300	(18)		3.91	8/26/2025	16,100	(20)	23,345

Joseph Kocinsky	8,400	(1)	—			9.22	8/15/2017	—		—
	14,900	(3)	—			7.48	8/19/2019	—		—
	1,800	(22)	—			6.25	6/10/2020	—		—
	25,000	(4)	—			5.93	8/19/2020	—		—
	13,000	(23)	—			5.93	8/19/2020	—		—
	17,438	(6)	—			2.41	8/17/2021	—		—
	25,833	(9)	5,167	(9)		2.32	8/16/2022	5,375	(12)	7,794
	141,250	(21)	—			6.85	5/23/2023	—		—
	12,483	(15)	8,917	(15)		5.89	8/22/2023	6,700	(16)	9,715
	6,199	(8)	12,401	(8)		7.09	8/20/2024	9,300	(14)	13,485
	—		31,100	(18)		3.91	8/26/2025	20,700	(20)	30,015
	—		58,600	(24)		2.41	10/19/2025	—		—

Diane Palumbo	43,000	(3)				7.48	8/19/2019	—		—
	9,043	(4)	—			5.93	8/19/2020	—		—
	14,918	(6)	—			2.41	8/17/2021	—		—
	21,000	(11)	12,001	(11)		2.32	8/16/2022	4,250	(12)	6,163
	450,000	(9)	—			6.85	5/23/2023	—		—
	29,166	(15)	20,834	(15)		5.89	8/22/2023	4,500	(16)	6,525
	14,466	(8)	28,934	(8)		7.09	8/20/2024	7,275	(14)	10,549

(1)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 15, 2007.
(2)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 13, 2008.
(3)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 19, 2009.
(4)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 19, 2010.
(5)	25% vesting on the anniversary of the vesting determination date and 25% each anniversary thereafter; being fully vested on the second anniversary of the vesting determination date. The vesting commencement date is March 3, 2011.
(6)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 18, 2011.
(7)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is April 21, 2008.
(8)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 21, 2014.
(9)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 16, 2012.
(10)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is June 2, 2011.
(11)	25% vesting on the anniversary of four vesting determination dates over two years; being fully vested on the second year anniversary of the vesting determination date. The vesting commencement date is May 17, 2012.
(12)	Restricted Stock Unit Award: 25% vest on each year anniversary of the vesting determination date; shares shall fully vest on the fourth year anniversary of the vesting determination date. The vesting commencement date is August 16, 2012.

(13)	Performance based non-qualified option grant on April 28, 2008, which shall vest upon the achievement of certain corporate objectives.
(14)	Restricted Stock Unit Award: 25% vest on each year anniversary of the vesting determination date; shares shall fully vest on the fourth year anniversary of the vesting determination date. The vesting commencement date is August 21, 2014.
(15)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 22, 2013.
(16)	Restricted Stock Unit Award: 25% vest on each year anniversary of the vesting determination date; shares shall fully vest on the fourth year anniversary of the vesting determination date. The vesting commencement date is August 22, 2013.
(17)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is January 9, 2015.
(18)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 27, 2015.
(19)	Restricted Stock Unit Award: 25% vest on each year anniversary of the vesting determination date; shares shall fully vest on the fourth year anniversary of the vesting determination date. The vesting commencement date is January 9, 2015.
(20)	Restricted Stock Unit Award: 25% vest on each year anniversary of the vesting determination date; shares shall fully vest on the fourth year anniversary of the vesting determination date. The vesting commencement date is August 27, 2015.
(21)	Performance based non-qualified option grant on May 23, 2013, which shall vest upon the achievement of certain corporate objectives.
(22)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is April 26, 2010.
(23)	Performance based non-qualified option grant on August 19, 2010, which shall vest upon the achievement of certain corporate objectives.
(24)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is October 19, 2015.

OPTION EXERCISES AND STOCK VESTED

The following table contains information relating to the exercise of options and vesting of stock by the named executive officers during the fiscal year ended December 31, 2015.

Option Exercises and Stock Vested in Fiscal 2015

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alfred E. Mann	—	—	67,650	270,794
Matthew J. Pfeffer	—	—	28,175	149,188
Hakan S. Edstrom	293,840	1,276,338	61,250	245,128
Juergen A. Martens, Ph.D.	—	—	61,625	356,831
David Thomson, Ph.D., J.D	80,000	424,800	58,175	342,081
Joseph Kocinsky	—	—	27,700	136,251
Diane Palumbo	418,832	1,829,240	58,050	341,570

(1)	Stock awards acquired on vesting represent restricted stock awards that vest annually over a four-year period.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Estimated Potential Payments

We have entered into severance and change of control agreements with Mr. Pfeffer and Mr. Thomson. The table below sets forth the estimated current value of payments and benefits to each of the named executive officers upon termination or change of control. The amounts shown assume that the triggering event occurred on December 31, 2015 and do not include other benefits earned during the term of the named executive officer’s employment that are available to all salaried employees, such as accrued vacation and benefits paid by insurance providers under life and disability policies.

		Triggering Event
		Termination ($)	Change in Control ($)(4)
Matthew J. Pfeffer	Lump sum cash severance payment	948,856	1,042,253
	Continuing health and welfare benefits(1)	37,811	37,811
	Value of extending exercisability term of stock options(2)	141,621	—
	Intrinsic value of accelerated unvested stock options(3)	—	—

	Total	1,128,288	1,080,064

David Thomson, Ph.D., J.D.	Lump sum cash severance payment	824,600	906,631
	Continuing health and welfare benefits(1)	41,657	41,657
	Value of extending exercisability term of stock options(2)	62,645	—
	Intrinsic value of accelerated unvested stock options(3)	—	—

	Total	928,902	948,288

(1)	Represents the estimated cost of providing or paying for continuing medical and dental coverage for 18 months. The amounts for medical and dental insurance coverage are based on rates charged to our employees for post-employment coverage provided in accordance with the Consolidated Omnibus Reconciliation Act of 1985, or COBRA.
(2)	Represents the fair value of the stock options held by the named executive officer that would be exercisable for a period ending on the earlier of 18 months following the triggering event or the end of the original term of the option.
(3)	Per SEC rules, the intrinsic value of accelerated unvested stock options shown in the table above was calculated using the closing price of our common stock of $1.45 on December 31, 2015. The intrinsic value is the aggregate spread between $1.45 and the exercise price of the accelerated options, if less than $1.45. Accelerated options with exercise prices equal or greater than $1.45 have no intrinsic value. Each of the named executive officer also has an extended exercise period ending on the earlier of 18 months following the triggering event or the end of the original term of the option. There is no fair value calculated for this extended exercise period.
(4)	Represents estimated current value of payments and benefits payable upon termination without cause or resignation for good reason following a change of control. The terms of change of control agreements with our named executive officers are detailed under the heading “Change of Control Agreements” below.

In March 2015, the Company entered into a transition and separation agreement with Diane Palumbo, the Company’s former Vice President, Human Resources. Pursuant to the agreement, Ms. Palumbo agreed to remain employed with the Company until February 1, 2017 (the “Separation Date”), during which period she will be entitled to receive her base salary in effect on the date of the agreement. If Ms. Palumbo remains employed with the Company through the Separation Date and provides the Company with an effective general release of claims within 21 days after the Separation Date, Ms. Palumbo will be eligible to receive a severance payment equal to the performance bonus for 2016 that she would have received had she remained an executive officer through such date (up to 50% of her base salary) based on the achievement of corporate performance goals.

In December 2015, the Company entered into a separation agreement with Hakan S. Edstrom, the Company’s former President and Chief Executive Officer who resigned on November 19, 2015, regarding the terms of Mr. Edstrom’s transition and separation from the Company. Pursuant to the agreement, Mr. Edstrom will remain employed with the Company to provide transition and other services through July 1, 2017, subject to his earlier resignation or termination by the Company. During the term of the agreement, Mr. Edstrom will be entitled to receive his base salary in effect at the time of his resignation as the Company’s President and Chief Executive Officer. If Mr. Edstrom remains employed with the Company through July 1, 2017 and provides the Company with an effective general release of claims within 45 days after that date, the Company will pay Mr. Edstrom an amount equal to his average annual bonus for 2013, 2014 and 2015.

Executive Severance Agreements

We have entered into executive severance agreements with Mr. Pfeffer and Dr. Thomson. Each agreement is for a period of two years and will be automatically renewed for additional one-year periods unless either party gives notice to terminate the agreement at least 90 days prior to the end of its initial term or any subsequent term.

The agreements provide that each executive is an “at will” employee and that his or her employment with us may be terminated at any time by the employee or us. Under the agreements, in the event we terminate an executive’s employment without cause (as defined below) or the employee terminates his or her employment with us for good reason (as defined below), the employee is generally entitled to receive the following:

•	the portion of the employee’s annual base salary earned through the termination date that was not paid prior to his or her termination, if any;

•	any compensation previously deferred by the employee and any accrued paid time-off that the employee is entitled to under our policy;

•	on the condition the employee executes and does not revoke a general release and settlement agreement, or release, in favor of us, then the employee will become entitled to receive:

•	the employee’s annual base salary on the date of termination for a period of 18 months following his or her termination, subject to certain limitations;

•

an amount equal to the average annual bonus received by the employee for the three years prior to his termination (or the prior period up to three years during which the employee was one of our executive officers and received a bonus);

•

in the event the employee met the performance criteria for earning an annual bonus prior to his or her termination, a portion of the annual bonus earned for the year based on the number of days worked during the year;

•

in the event that the employee did not meet the performance criteria for earning an annual bonus prior to his or her termination, but the Board determines that all such criteria could have been satisfied if the employee remained employed for the full fiscal year, then a portion of his or her average annual bonus for the three years prior to his or her termination, based on the number of days worked during the year; and

•

health insurance and, under certain circumstances, life, disability and other insurance benefits for a period expiring on the earlier of 18 months following his or her termination or until he qualifies for related benefits from another employer.

In addition, the executive severance agreements provide that, on the condition the employee executes and does not revoke a In addition, the executive severance agreements provide that, on the condition the employee executes a release, each vested stock option held by the employee on the date of termination will be exercisable for a period ending on the earlier of 18 months following that date or the end of the original term of the option.

Under the agreements, an employee may be terminated for cause if he or she, among other things:

•	refuses to carry out or satisfactorily perform any of his lawful duties or any lawful instruction of our Board of Directors or senior management;

•	violates any local, state or federal law involving the commission of a crime other than a minor traffic offense;

•	is grossly negligent, engages in willful misconduct or breaches a fiduciary obligation to us;

•	engages in any act that materially compromises his or her reputation or ability to represent us with investors, customers or the public; or

•	reaches a mandatory retirement age established by us.

Under the agreements, good reason includes, among other things:

•	a reduction of the executive’s annual base salary to a level below his or her salary as of October 10, 2007 (April 21, 2008 in the case of Mr. Pfeffer);

•	a material diminution in the executive’s position, authority, duties or responsibilities with us, subject to certain limitations;

•	an order by us to relocate the executive to an office located more than 50 miles from the executive’s current residence and worksite;

•

any non-renewal of the executive severance agreement by us, on the condition that the executive may terminate the agreement for good reason only during the 30-day period after he or she receives notice from us that we intend to terminate the agreement; and

•	any material violation of the executive severance agreement by us.

Under the agreements, an employee must inform us if he intends to terminate his or her agreement for good reason. We have 30 days from the date we receive notice of the employee’s intent to terminate the agreement for good reason to cure the default.

In connection with Mr. Edstrom’s resignation, the Company and Mr. Edstrom entered into a separation agreement in December 2015. Pursuant to the agreement, Mr. Edstrom provided the Company with a general release of claims and will remain employed with the Company to provide transition and other services through July 1, 2017, subject to his earlier resignation or termination by the Company. Mr. Edstrom will report to the Company’s principal executive officer during the term of the agreement, serving in a non-executive capacity.

During the term of the agreement, Mr. Edstrom will be entitled to receive his base salary in effect at the time of his resignation. Mr. Edstrom was also eligible to receive an annual bonus for 2015 pursuant to the standard bonus compensation structure applicable to the Company’s executive officers. In addition, if Mr. Edstrom remains employed with the Company through July 1, 2017 and provides the Company with an effective general release of claims within 45 days after that date, the Company will pay Mr. Edstrom an amount equal to his average annual bonus for 2013, 2014 and 2015.

Change of Control Agreements

We have entered into change of control agreements with Mr. Pfeffer and Dr. Thomson. Each agreement is for a period of two years and will be automatically renewed for additional one-year periods unless either party gives notice to terminate the agreement at least 90 days prior to the end of its initial term or any subsequent term.

Under the agreements, a change of control will be deemed to occur upon:

•

any transaction that results in a person or group acquiring beneficial ownership of 50% or more of our voting stock, other than us, one of our employee benefit plans, or any entity in which Mr. Mann held a majority of the beneficial interests;

•

any merger, consolidation or reorganization of us in which our stockholders immediately prior to the transaction hold less than 50% of the voting power of the surviving entity following the transaction, subject to certain limitations;

•	any transaction in which we sell all or substantially all of our assets, subject to certain limitations;

•	our liquidation; or

•	any reorganization of our Board of Directors in which our incumbent directors (as defined in the agreements) cease for any reason to constitute a majority of the members of our Board.

The agreements provide that in the event of a change of control, the employee is generally entitled to maintain the same position, authority and responsibilities held before the change of control, as well as the following compensation and benefits during the period ending on the earlier of 24 months following the change of control or the termination of his or her employment with us:

•	his or her annual base salary in an amount equal or greater to his or her annual salary as of the date the change of control occurs;

•

an annual bonus in an amount equal to the average annual bonus received by him or her for the three years prior to his or her termination (or the prior period up to three years during which he was one of our executive officers and received a bonus);

•	medical, dental and other insurance, and any other benefits we may offer to our executives; and

•	prompt reimbursement for all reasonable employment expenses incurred by him or her in accordance with our policies and procedures.

Under the change of control agreements, we may terminate an executive with or without cause (as defined below) and the executive may terminate his or her employment with us for good reason (as defined below) or any reason at any time during the 2-year period following a change of control. In the event we terminate an executive without cause or an executive terminates his or her employment with us for good reason, he or she is generally entitled to receive the following:

•	the portion of his or her annual base salary earned through the termination date that was not paid prior to his termination, if any;

•	any compensation previously deferred by the employee and any accrued paid time-off that the employee is entitled to under our policy;

•	on the condition the employee executes and does not revoke a release, then the employee will become entitled to received:

•	continuation of the employee’s annual base salary on the date of termination for a period of 18 months following his or her termination, subject to certain limitations;

•

an amount equal to 150% of his or her average annual bonus received by the employee for the three years prior to his or her termination (or the prior period up to three years during which the employee was one of our executive officers and received a bonus);

•

in the event the employee met the performance criteria for earning an annual bonus prior to his or her termination, a portion of the annual bonus earned for the year based on the number of days worked during the year;

•	in the event that the employee did not meet the performance criteria for earning an annual bonus prior to his or her termination, but the Board determines that all such criteria could have been satisfied if the employee remained employed for the full fiscal year, then a portion of his or her average annual bonus for the three years prior to his or her termination, based on the number of days worked during the year; and

•

on the condition the employee executes a release, health insurance and, under certain circumstances, life, disability and other insurance benefits for a period expiring on the earlier of 18 months following his or her termination or until he qualifies for related benefits from another employer.

In addition, the agreements provide that, on the condition the employee executes and does not revoke a release, each option to purchase shares of our common stock held by him or her as of the termination date will become fully vested and exercisable at any point during the term of the option, subject to certain limitations.

Under the agreements, in the event we terminate an employee with cause or an employee terminates his or her employment with us without good reason, his or her agreement will terminate without any further obligation to either party.

The change of control agreements provide that an employee may be terminated for cause if he or she, among other things:

•	refuses to carry out or satisfactorily perform any of his or her lawful duties or any lawful instruction of our Board of Directors or senior management;

•	violates any local, state or federal law involving the commission of a crime other than a minor traffic offense;

•	is grossly negligent, engages in willful misconduct or breaches a fiduciary obligation to us;

•	engages in any act that materially compromises his reputation or ability to represent us with investors, customers or the public; or

•	reaches a mandatory retirement age established by us before a change of control occurs.

Under the agreements, good reason includes, among other things:

•

a failure by us to make all compensation payments and provide all insurance and related benefits to the employee required under the agreement during his or her employment following a change of control, subject to certain limitations;

•	a material diminution in the employee’s position, authority, duties or responsibilities with us;

•	an order by us to relocate the employee to an office located more than 50 miles from the employee’s current residence and worksite;

•

any non-renewal of the change of control agreement by us, on the condition that the employee may terminate the agreement for good reason only during the 30-day period after he receives notice from us that we intend to terminate the agreement; and

•	any material violation of the change of control agreement by us.

Under the change of control agreements, an employee must inform us if he or she intends to terminate his or her agreement for good reason. We have 30 days from the date we receive notice of the employee’s intent to terminate the agreement for good reason to cure the default.

The executive and change of control agreements provide that in the event an executive becomes entitled to benefits under both agreements, compensation payments and other benefits will be coordinated to ensure the executive is entitled to receive the benefits described above without duplicating coverage.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2015.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (#)(c)
Equity compensation plans approved by security holders(1)	25,658,445	4.22	18,293,355
Equity compensation plans not approved by security holders(2)	—	—	—

(1)	Includes 15,540,652 shares available for issuance under the 2013 Plan and 2,752,703 shares available for purchase under our Employee Stock Purchase Plan
(2)	As of December 31, 2015, we did not have any equity compensation plans that were not approved by our security holders.

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filing of MannKind under the Securities Act or the Exchange Act, except to the extent MannKind specifically incorporates this report by reference.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Compensation Committee

Kent Kresa, Compensation Committee Chairman

Michael A. Friedman, Compensation Committee Member

James S. Shannon, Compensation Committee Member

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of MannKind under the Securities Act or the Exchange Act, except to the extent MannKind specifically incorporates this report by reference.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Deloitte & Touche LLP the written disclosures and the letter describing all relationships between MannKind and its independent auditors that might bear on the auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed Deloitte’s independence with Deloitte.

The Audit Committee discussed with Deloitte the matters required to be discussed by the applicable Public Company Accounting Oversight Board (“PCAOB”) standards. In addition, with and without management present, the Audit Committee discussed and reviewed MannKind’s financial statements and the results of Deloitte’s audit of MannKind’s financial statements. Based upon the Audit Committee’s discussion with management and Deloitte and the Audit Committee’s review of MannKind’s financial statements, the representations of MannKind’s management and the independent auditors’ report to the Audit Committee, the Audit Committee recommended to the Board of Directors that MannKind include the audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

The Audit Committee Charter provides that one duty of the Audit Committee is to determine whether to retain or to terminate MannKind’s existing auditors or to appoint and engage new auditors for the ensuing year. In performing that duty, the Audit Committee evaluated the performance of Deloitte in performing the examination of MannKind’s financial statements for the fiscal year ended December 31, 2015, and determined to engage Deloitte as MannKind’s independent auditors for the fiscal year ending December 31, 2016.

Audit Committee

Ronald J. Consiglio, Audit Committee Chair

David H. MacCallum, Audit Committee Member

Henry L. Nordhoff, Audit Committee Member

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons beneficially holding more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Our executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Specific due dates for these reports have been established and we are required to identify those persons who failed to timely file these reports. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our directors and officers that no other reports were required, during the fiscal year ended December 31, 2015, all of our directors, officers and greater than 10% stockholders complied with the Section 16(a) filing requirements.

CERTAIN TRANSACTIONS

The following is a description of transactions or series of transactions since January 1, 2015 to which we have been a party, in which the amount involved in the transaction or series of transactions exceeded $120,000, and in which any of our directors, executive officers or persons who we knew held more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements, which are described under “Management.” We believe that the terms of the transactions described below were comparable to, or more favorable than, terms available in arm’s length transactions. In accordance with its charter, our Audit Committee approves or ratifies any related party transaction as required by Nasdaq rules.

TRANSACTIONS WITH THE MANN GROUP

We are the borrower under a loan arrangement with The Mann Group, which is one of our principal stockholders and of which Mr. Mann was the sole member and manager. Outstanding principal amounts bear interest at a fixed rate of 5.84%, are due and payable quarterly in arrears on the first day of each calendar quarter for the preceding quarter, or at such other time as the Company and The Mann Group mutually agree. All or any portion of accrued and unpaid interest that becomes due and payable may be paid-in-kind and capitalized as additional borrowings at any time upon agreement of the parties.

Since January 1, 2015, the largest outstanding principal amount under the Loan Arrangement was $49,520,906. As of March 31, 2016, the outstanding principal amount under the Loan Arrangement was $49,520,906.

Since January 1, 2015, we have not repaid any of outstanding principal under the Loan Arrangement or the accrued interest.

For additional details regarding the terms of the Loan Arrangement, please refer to Note 7 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 15, 2016.

In May 2015, we entered into a sublease agreement with the Alfred Mann Foundation for Scientific Research (the “Mann Foundation”), a California Not For Profit Corporation. The lease is for approximately 12,500 square feet of office space in Valencia, California and expires in April 2017. The office space contains our principal executive offices. Lease payments to the Mann Foundation for the year ended December 31, 2015 were $175,000.

TRANSACTIONS WITH ALFRED E. MANN

In connection with certain meetings of the Board and on other occasions when the Company’s business necessitated air travel for Mr. Mann and other Company employees, the Company utilized Mr. Mann’s private aircraft, and the Company paid the charter company that manages the aircraft approximately $18,000 during the year ended December 31, 2015 on the basis of the corresponding cost of commercial airfare.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are MannKind stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to MannKind Corporation, Investor Relations, 25134 Rye Canyon Loop, Suite 300, Valencia, CA 91355 or contact David Thomson at (661) 775-5300. Stockholders who currently receive multiple copies of the Annual Meeting materials at their address and would like to request “householding” of their communications should contact their broker.

ANNUAL REPORT

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015, FILED WITH THE SEC ON MARCH 15, 2016, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: MANNKIND CORPORATION, INVESTOR RELATIONS, 25134 RYE CANYON LOOP, SUITE 300, VALENCIA, CA 91355.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

David Thomson

Corporate Vice President, General Counsel and Secretary

Valencia, California 91355

April    , 2016

APPENDIX A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MANNKIND CORPORATION

The undersigned, David B. Thomson, in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (“DGCL”) hereby certifies that:

FIRST: He is the duly elected and acting Corporate Vice President, General Counsel and Corporate Secretary of MannKind Corporation, a Delaware corporation.

SECOND: The original name of this corporation was Pharmaceutical Discovery Corporation and the date of filing of the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was February 14, 1991.

THIRD: This Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) has been duly approved and adopted by the Board of Directors of the Corporation (the “Board”) in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

FOURTH: This Amended and Restated Certificate has been duly approved and adopted by the stockholders of the Corporation in accordance with the applicable provisions of Sections 211, 242 and 245 of the DGCL.

FIFTH: The text of the Amended and Restated Certificate, as heretofore amended or supplemented, is hereby amended and restated in its entirety to read as follows:

I.

The name of this corporation is MannKind Corporation (the “Corporation”).

II.

The address of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808 and the name of the registered agent of the Corporation in the State of Delaware at such address is the Corporation Service Company.

III.

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

IV.

A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is seven hundred ten million (710,000,000) shares. Seven hundred million (700,000,000) shares shall be Common Stock, each having a par value of one cent ($.01). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one cent ($.01).

B. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by the DGCL. The Board is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

V.

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. Board of Directors

1. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board. The number of directors which shall constitute the Board shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board.

2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

3. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

4. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

B. Bylaw Amendments. The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

C. Stockholder Action. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws. No action shall be taken by the stockholders by written consent or electronic transmission.

D. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

VI.

A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Corporation required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

APPENDIX B

MANNKIND CORPORATION

2013 EQUITY INCENTIVE PLAN, AS AMENDED

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 7, 2013

APPROVED BY THE STOCKHOLDERS: MAY 23, 2013

AMENDED BY THE BOARD: APRIL 4, 2016

AMENDMENT APPROVED BY THE STOCKHOLDERS: [DATE]

1. GENERAL.

(a) Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the MannKind Corporation 2004 Equity Incentive Plan (the “Prior Plan”). Following the Effective Date, no additional stock awards may be granted under the Prior Plan. Any unallocated shares remaining available for issuance pursuant to the exercise of options or issuance or settlement of stock awards not previously granted under the Prior Plan as of 12:01 a.m. Pacific time on the Effective Date (the “Prior Plan’s Available Reserve”) will cease to be available under the Prior Plan at such time and will be added to the Share Reserve (as further described in Section 3(a) below) and be then immediately available for issuance pursuant to Stock Awards granted hereunder. In addition, from and after 12:01 a.m. Pacific time on the Effective Date, all outstanding stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan; provided, however, that any shares subject to outstanding stock awards granted under the Prior Plan that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required to vest such shares; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, and become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after 12:01 a.m. Pacific time on the Effective Date will be subject to the terms of this Plan.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards under the Plan.

(c) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2. ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to: (i) reduce the exercise, purchase or strike price of any outstanding Option or SAR under the Plan, or (ii) cancel any outstanding Option or SAR that has an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 10(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed (A) Thirty-Seven Million Five Hundred Ten Thousand Eight (37,510,008) shares, which number is equal to the sum of (I) One Million Ten Thousand Eight (1,010,008) shares subject to the Prior Plan’s Available Reserve and (II) an additional Twenty-One Million Five Hundred Thousand (21,500,000) shares that were approved by the Company’s stockholders on the Effective Date, and (III) an additional Fifteen Million (15,000,000) new shares, plus (B) the Returning Shares, if any, which become available for grant under the Plan from time to time (such aggregate number of shares described in (A) and (B) above, the “Share Reserve”).

(ii) For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(iii) Subject to subsection 3(b), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 5, or (B) a Stock Appreciation Right granted under Section 5 with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant; and (ii) 1.3 shares for each share of Common Stock issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award.

(b) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance. If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited shall revert to and again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b), to the extent (i) there is issued a share of Common Stock pursuant to a Stock Award under the Plan (other than an Option or Stock Appreciation Right), and (ii) there are any Returning Shares granted under the Prior Plan pursuant to an award other than an option or stock appreciation right, and such share of Common Stock becomes available for issuance under the Plan pursuant to Section 1(a), Section 3(a) or this Section 3(b), then the number of shares of Common Stock available for issuance under the Plan shall increase by 1.3 shares for each such share.

(ii) Shares Not Available For Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 8(h) or as consideration for the exercise of an Option or SAR shall not again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be sixty million (60,000,000) shares of Common Stock.

(d) Section 162(m) Limitations. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.

(i) A maximum of five million (5,000,000) shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(ii) A maximum of three million (3,000,000) shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii) A maximum of three million dollars ($3,000,000) may be granted as a Performance Cash Award to any one Participant during any one calendar year.

(e) Limitation on Grants to Non-Employee Directors. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, a maximum of one hundred fifty thousand (150,000) shares of Common Stock subject to Stock Awards may be granted to any one Non-Employee Director during any one calendar year.

(f) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted.

Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death, Disability, or Retirement), the Participant may exercise the Participant’s Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination due to Retirement. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Retirement, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twenty-four (24) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(l) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising the Participant’s Option or SAR from and after the time of such termination of Continuous Service.

(m) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from the employee’s regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii)) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the Participant’s completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iv) Section 162(m) Compliance. Unless otherwise permitted in compliance with Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where the Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction or any completion of any Performance Goals, shares subject to Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of any further considerations as the Committee, in its sole discretion, will determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of the Participant’s services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that the Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d), (iv) the class(es) and maximum number of securities that may be awarded to any Non-Employee Director pursuant to Section 3(e) and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transactions. The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10. PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11. EFFECTIVE DATE OF PLAN.

This Plan will become effective on the Effective Date.

12. CHOICE OF LAW.

The laws of the State of California will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means MannKind Corporation, a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in calendar year 2013 provided the Plan is approved by the Company’s stockholders at such meeting.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles.

(mm) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo) “Plan” means this MannKind Corporation 2013 Equity Incentive Plan, as it may be amended from time to time.

(pp) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(rr) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(tt) “Retirement” means a Participant’s voluntary termination of Continuous Service after the Participant attains age fifty-five (55).

(uu) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv) “Rule 405” means Rule 405 promulgated under the Securities Act.

(ww) “Rule 701” means Rule 701 promulgated under the Securities Act.

(xx) “Securities Act” means the Securities Act of 1933, as amended.

(yy) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(zz) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(aaa) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(bbb) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ccc) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ddd) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

(eee) “Transaction” means a Corporate Transaction or a Change in Control.

MannKind Corporation
ANNUAL MEETING OF STOCKHOLDERS OF MANNKIND CORPORATION
Date: May 19, 2016
Time: 10:00 A.M. (Eastern Daylight Time)
Place: MannKind Corporation, 40 Taylor Street, Danbury, CT 06810
Please make your marks like this: Use dark black pencil or pen only
Board of Directors Recommends a Vote FOR all nominees in proposal 1 and FOR proposals 2 and 3.
1: To elect the seven nominees named herein as directors to serve for the ensuing year and until their successors are elected; For Withhold Directors Recommend
01 Matthew J. Pfeffer For
02 James S. Shannon, MD, MRCP (UK) For
03 Ronald J. Consiglio For
04 Michael A. Friedman, MD For
05 Kent Kresa For
06 David H. MacCallum For
07 Henry L. Nordhoff For
For Against Abstain
2: To approve an amendment to MannKind’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 550 million shares to 700 million shares; For
3: To approve an amendment to MannKind’s 2013 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the 2013 Equity Incentive Plan by 15 million shares; For
4: To approve, on an advisory basis, the compensation of the named executive officers of MannKind, as disclosed in MannKind’s proxy statement for the Annual Meeting; and For
5: To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of MannKind for its fiscal year ending December 31, 2016. For
Authorized Signatures - This section must be completed for your Instructions to be executed.
Please Sign Here Please Date Above
Please Sign Here Please Date Above
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.
Please separate carefully at the perforation and return just this portion in the envelope provided.
MannKind Corporation
Annual Meeting of MannKind Corporation to be held on Thursday, May 19, 2016 for Holders as of March 21, 2016
This proxy is being solicited on behalf of the Board of Directors
VOTE BY:
INTERNET TELEPHONE
Call
Go To 866-437-3716
www.proxypush.com/mnkd
Cast your vote online. OR Use any touch-tone telephone.
View Meeting Documents. Have your Proxy Card/Voting Instruction Form ready.
Follow the simple recorded instructions.
MAIL
OR Mark, sign and date your Proxy Card/Voting Instruction Form.
Detach your Proxy Card/Voting Instruction Form.
Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.
The undersigned hereby appoints David Thomson and Rosabel R. Alinaya, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of MannKind Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the MannKind Corporation to be held May 19, 2016 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5.
All votes must be received by 5:00 P.M., Eastern Daylight Time, May 18, 2016.
PROXY TABULATOR FOR
MANNKIND CORPORATION
c/o MEDIANT COMMUNICATIONS
P.O. BOX 8016
CARY, NC 27512-9903
EVENT #
CLIENT #

Please separate carefully at the perforation and return just this portion in the envelope provided.
Proxy — MannKind Corporation
Annual Meeting of Stockholders
May 19, 2016, 10:00 a.m. (Eastern Daylight Time)
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints David Thomson and Rosabel R. Alinaya, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of MannKind Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the MannKind Corporation to be held May 19, 2016 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.
The purpose of the Annual Meeting is to take action on the following:
1. To elect the seven nominees named herein as directors to serve for the ensuing year and until their successors are elected;
01 Matthew J. Pfeffer 04 Michael A. Friedman, MD 07 Henry L. Nordhoff
02 James S. Shannon, MD, MRCP (UK) 05 Kent Kresa
03 Ronald J. Consiglio 06 David H. MacCallum
2 . To approve an amendment to MannKind’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 550 million shares to 700 million shares;
3 . To approve an amendment to MannKind’s 2013 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the 2013 Equity Incentive Plan by 15 million shares;
4 . To approve, on an advisory basis, the compensation of the named executive officers of MannKind, as disclosed in MannKind’s proxy statement for the Annual Meeting; and
5 . To ratify the selection by the Audit Committee of the Board of Directors of Deloitte &
Touche LLP as the independent registered public accounting firm of MannKind for its fiscal year ending December 31, 2016.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF
NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES
IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5.
To attend the meeting and vote your shares in person, please mark this box.